APPRAISAL REPORT

                                       OF

                                  A PORTION OF
                         OPP MARKETPLACE SHOPPING CENTER
                             507 EAST CUMMINGS ROAD
                                  OPP, ALABAMA

                                   (CZ97-147R)

                                       FOR

                                MR. LARRY MILLER
                                  MERRILL LYNCH
                      WORLD FINANCIAL CENTER - NORTH TOWER
                               NEW YORK, NY 10281

                                      AS OF

                                 AUGUST 6, 1997

                                       BY

                        HOWARD J. PORTER, JR., MAI, CCIM
                     GLEN E. HEINZELMAN, ASSOCIATE APPRAISER
                            H. J. PORTER & ASSOCIATES
                          1214 FIRST AVENUE, SUITE 130
                             COLUMBUS, GEORGIA 31901
                                 (706) 324-4990

                                     [LOGO]
                             H.J. Porter & Associates
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                     [H.J. Porter & Associates - LETTERHEAD]


                                                          August 20, 1997

Mr. Larry Miller
Merrill Lynch
World Financial Center - North Tower
New York, NY 10281

                                          Re:  A portion of the Opp Marketplace
                                               507 East Cummings Road
                                               Opp, Alabama

Dear Mr. Miller:

At your request, the undersigned Associate has inspected and we have made an appraisal of the above referenced property. The purpose of this appraisal was to determine the market value of the leased fee interest in the subject property, one of fifteen shopping centers to be included in a portfolio of retail shopping centers cross collateralized, under single management, and subject to stringent provisions. AS SUCH, THE ESTIMATED VALUE OF THE SUBJECT PROPERTY IS SUBJECT TO THE ABOVE CONDITIONS. This complete appraisal communicated in a self contained narrative report has been prepared in a accordance with the Uniform Standards of Professional Appraisal Practice (USPAP) as amended by the Comptroller of the Currency.

Based upon our investigation into the subject property, and its current economic environment, we are of the opinion that the market value of the leased fee interest in the subject property as of August 6, 1997, is:

                ONE MILLION FOUR HUNDRED EIGHTY THOUSAND DOLLARS
                ------------------------------------------------
                                  ($1,480,000)

          Divided as:       Improvements                 $1,413,400
                            Land                             66,600
                                                         ----------
                            Total                        $1,480,000

Please note that this report is subject to the contingent and limiting conditions as found in the addendum. It should be noted that our employment was not conditional upon our producing a specific value with a given range. Future employment prospects with Merrill Lynch are not

                  Real Estate Research, Appraisal & Counseling
            Birmingham, AL; Columbus, GA; Montgomery, AL; Auburn, AL

Mr. Larry Miller
August 20, 1997
Page #2

dependent upon our producing a specified value. Also, neither payment of our fee, nor our employment are/were based upon whether a loan application is approved or disapproved. We appreciate the opportunity to be of service to you in this matter.

The attached report is submitted in support of these conclusions.

                                Yours very truly,

/s/Howard J. Porter                            /s/Glen E. Heinzelman
Howard J. Porter, Jr., MAI, CCIM               Glen E. Heinzelman, Associate
Certified General Real Property Appraiser      Licenced Real Property Appraiser
Alabama Certificate #G51                       Alabama Certificate #L12



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                             H.J. Porter & Associates
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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

PROPERTY IDENTIFICATION:                      Opp Marketplace
                                              507 East Cummings Road
                                              Opp, Alabama

PROPERTY RIGHT APPRAISED:                     Leased Fee Estate

HIGHEST AND BEST USE
AS VACANT AND IMPROVED:                       Neighborhood Shopping Center

DATE OF VALUE:                                August 6, 1996

SITE DATA:                                    2.05 Acres or 89,298 Sq. Ft.

BUILDING DATA:                                25,350 Sq. Ft. Divided As:
                                              Harco Drugs -     8,450 Sq. Ft.
                                              B.C. Moore -      16,900 Sq. Ft.

ESTIMATED LAND VALUE:                         $66,600

VALUE INDICATIONS:
         Cost Approach                        $1,314,000
         Income Approach                      $1,485,000
         Market Approach                      $1,460,000

MARKET VALUE:                                 $1,480,000


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                                TABLE OF CONTENTS

Intended Use of Appraisal .................................................    1
Environmental Considerations ..............................................    1
Scope of the Assignment ...................................................    1
Date of Value Estimate ....................................................    2
Exposure Period ...........................................................    2
Type Appraisal/Type Report ................................................    2
Property Ownership ........................................................    3
Property Location .........................................................    3
Zoning/Public Utilities ...................................................    4
Legal Description/Land Size ...............................................    4
Ad Valorem Tax Analysis ...................................................    6
Purpose of Appraisal/Definition of Value ..................................    7
Rights Appraised ..........................................................    7
Area Analysis - Opp/Covington County, Alabama .............................    8
Neighborhood Analysis .....................................................   13
Site Analysis .............................................................   15
Description of Subject Improvements .......................................   16
Highest and Best Use ......................................................   18
The Appraisal Process .....................................................   20
Land Value - Direct Comparison ............................................   23
Cost Approach to Value ....................................................   29
Income Approach to Value ..................................................   32
Market Approach ...........................................................   45
Reconciliation and Final Value Estimate ...................................   63
Certification .............................................................   64

EXHIBITS

   Location Map ..............................................    Facing Page 4
   State Map .................................................    Facing Page 9
   Site Plan .................................................    Facing Page 15
   Subject Photographs .......................................    Facing Page 16
   Land Sales Map ............................................    Facing Page 27
   Improved Sales Map ........................................    Facing Page 60

REAR EXHIBITS

   Korpacz Real Estate Investor Survey
   Assumptions and Limiting Conditions
   Qualifications
   State of Alabama Certification


                                                  H.J. Porter & Associates, Inc.
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                                                                               1

INTENDED USE OF APPRAISAL

These appraisal have been requested to function as an underwriting guide for mortgage loan purposes and for use in securitization of mortgages. Accordingly, these appraisals may be provided by Merril Lynch & Co., to potential investors in a securitization of other sale of mortgage loans. The appraisal is undertaken without departure in accordance with USPAP as promulgated by the Appraisal Foundation and as amended by the Comptroller of Currency.

ENVIRONMENTAL CONSIDERATIONS

According to a Phase I Environmental Site Assessment conducted March 25, 1992 and updated December, 1994 by CTE Environmental, there was no evidence of environmental hazards or liabilities at the subject site or adjacent properties. A copy of the Environment Site Assessment is included in the rear exhibits. The appraised value contained herein assumes that the subject is free of any environmental contamination.

SCOPE OF THE ASSIGNMENT

The subject property, a neighborhood shopping center, is one of fifteen shopping centers to be included in a portfolio of retail properties which are crlss collateralized, under single management, and subject to stringent release provisions.

The scope of the assignment includes undertaking the three traditional approaches to value with consideration given to the current status of the retail market in Opp, Alabama and the surrounding market area. In the Cost Approach, local real estate professionals and appraisers were contacted and a search of public records undertaken to locate comparable land sales. A detailed inspection of the site and improvements was made by the Associate Appraiser. Construction details were obtained from the physical inspection by the Associate and from plans prepared by Sanford - Bell & Associates, Inc. dated June 8, 1993, with revision dates of September 10, 1993, October 5, 1993, November 16, 1993, June 21, 1994, and September 30, 1994. Current cost estimates were obtained from the Marshall Valuation Service, a nationally recognized cost service indexed to the local market.

In the Income Approach to Value, a survey of local retail market conditions was made by interviewing local leasing and management agents. Rental income was compared to similar properties in the local and regional market areas. Expense comparables were studied to estimate the appropriate expense deductions. The resulting net operating income was then capitalized into a present value estimate by direct capitalization. The overall capitalization rate was derived from market sales, built-up rates using current market rates for debt and equity, and from published investor surveys.


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SCOPE OF THE APPRAISAL - (CONTINUED)                                           2

The Sales Comparison or Market Approach was developed after a search for sales of similar shopping centers. To locate appropriate sale comparables, local Realtors, appraisers, mortgage lenders, and developers were interviewed. The sales located were compared to the subject with adjustments made for items of differences.

After development of the three approaches, the value indications derived were reconciled to provide a value estimate for the subject property as of the effective date of appraisal.

DATE OF VALUE ESTIMATE

The subject property is valued as of August 6, 1997 which is the date the subject was physically inspected by the Associate Appraiser. The date utilized in preparing this appraisal was researched, gathered, and/or updated during the period August 5 through August 15, 1997. The date of the appraisal is August 20, 1997 the date of the transmittal letter.


EXPOSURE PERIOD

Based on the current economic environment of which the subject is a part and the value estimated to obtain a price in this report, the subject would have required a market exposure period of between 6 and 12 months at or near the appraised value. This estimate is predicated on conversations with local real estate professionals and conversations with parties who purchased properties with lease terms similar to the subject.


TYPE APPRAISAL/TYPE REPORT

In accordance with the Uniform Standard of Profession Appraisal Practice, the appraisers have performed a "Complete" appraisal according to Standard Rule 1 and the communicated to the client in a "Self-contained Appraisal Report" in accordance with Standard Rule 2-2a.


                                                  H.J. Porter & Associates, Inc.
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                               [GRAPHICS OMITTED]

                                  LOCATION MAP
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                                                                               3

PROPERTY OWNERSHIP

The subject property is under the ownership of:

                               Opp Partners, Ltd.
                              250 Washington Street
                                 P.O. Box 680176
                              Prattville, AL 36067

The subject property is a portion of a neighborhood shopping center known as The Opp Marketplace. The underlying land was part of the assemblage for the shopping center. The assemblage took place in September, 1993 in two purchases for a total of $200,000 for 8.06 acres. The total purchase price equates to a per acre purchase price of $24,814 per acre. The shopping center containing a total of 55,975 sq. ft. was constructed soon after in mid 1994 on the northernmost 6.33 acres with the southernmost 1.73 acres retained for expansion or resale.

Since construction, two transactions affecting the shopping center have transpired. First, in mid, 1995 the fee simple interest in the southernmost 1.73 acres was sold to SouthTrust Bank for $50,000 or $28,902 per acre. The transaction was recorded in the Covington County Courthouse in Deed Book 909 at page 166 on October 11, 1995. Second, the leasehold in the 30,625 sq. ft. Winn-Dixie was sold to Alvin and Norma Chan in mid 1995 for a purchase price of $1,920,000 or $62.70 per sq. ft. of leasable area. This transaction was recorded in the Covington County Courthouse on November 22, 1995 in Deed Book 911 at page 131.

To the best of our knowledge no other transactions involving the subject or Opp Marketplace Shopping Center have occurred in the five years prior to the date of appraisal. Additionally, to the best of our knowledge, there are no offered pending to purchase the subject nor is it currently listed for sale.

PROPERTY LOCATION

The subject property is located east of the intersection U.S. Highway 331 and County Highway 22 (Opp-Alberton Road) within the city limits of Opp, Covington County, Alabama It is located by street address as:

                                 Opp Marketplace
                             507 East Cummings Road
                                  Opp, Alabama

                                                  H.J. Porter & Associates, Inc.
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                                                                               4

ZONING/PUBLIC UTILITIES

The subject property is located in the city limits of Opp, Alabama and is subject to that city's zoning jurisdiction. The site is currently zoned B-2, General Commercial, which allows shopping center use. This zoning classification calls for a minimum lot size of 2,000 sq. ft., minimum lot width of 50', maximum coverage ratio of 50%, maximum height of 65' and no minimum yard set back except when adjacent to a residentially zoned area where the setback requirement would be 30 feet. This classification also calls for an on-site parking ratio of 5 parking spaces for each 1,000 sq. ft. of floor area. Based on an inspection of the property and plans, the existing improvements appear to conform to the current zoning ordinance.

The subject has all utilities including electricity, gas, water, sewage, and telephone in sufficient quantities to sustain commercial development. Public services such as police and fire protection are provided by the City of Opp.

LEGAL DESCRIPTION/LAND SIZE

The legal description for the subject was obtained from the owners, Opp Partners, Ltd. The subject property is legally described as:

          A parcel of land lying in and being a part of the south half of the Southeast quarter of Section 28, Township 4 North, Range 18 East, Covington County, Alabama; and being more particularly described as follows:

          Commence at the Southwest corner of the Southeast quarter of the Southeast quarter of Section 28, Township 4 North, Range 18 east, Covington County, Alabama, and run thence North 89 degrees 54 minutes 25 seconds West along the south line of the Southwest quarter of the Southeast quarter of Section 28 for a distance of 163.64 feet to a point on the east right-of-way line of U.S. Highway 331; thence North 16 degrees 19 minutes 15 seconds West along said east right-of-way line for a distance of 55.86 feet; thence continue along said East right-of-way line a curve to the left (having a radius of 1103.62 feet, a chord bearing of North 21 degrees 25 minutes 45 seconds West, a chord distance of 196.54 feet) and arch distance of 196.80 feet; thence leaving said east right-of-way line North 64 degrees 29 minutes 45 seconds East a distance of 32.31 feet; thence North 00 degrees 09 minutes 54 seconds East a distance of
          59.18 feet to the POINT OF BEGINNING: Thence North 00 degrees 09 minutes 54 seconds East a distance of 202.36 feet to a point on the south right-of-way line of County Highway 22 (Opp-Alberton Road); thence along said south right-of-way line South 85 degrees 28 minutes 00 seconds East a distance of 223.30 feet; thence South 00 degrees 09 minutes 54 seconds West along a right-of-way widening line a distance of 24.50 feet; thence South 84 degrees 55 minutes 00 seconds East along said south right-of-way line a distance of 220.81 feet; thence leaving said rough right-of-way line South 00 degrees 09 minutes 54 seconds West a distance of 203.85 feet; thence North 89 degrees 50 minutes 06 seconds West a distance of 206.00 feet; thence North 00 degrees 09 minutes 06 seconds West a distance of 61.28 feet; thence North 89 degrees 50 minutes 06 seconds West a distance of 236.70 feet to the POINT OF BEGINNING; said parcel containing 2.05 acres, more or less.

Based on this description, the subject property is irregular shaped and contains a total land area of 2.05 acres. The subject parcel has approximately 450 fee of frontage on the south side of County Road 22 (Opp - Alberton Road).



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LEGAL DESCRIPTION/LAND SIZE - (CONTINUED)                                      5

As indicated previously, the subject property is one of fifteen shopping centers to be included in a portfolio of retail properties which are cross collateralized, under single management, and subject to stringent release provisions. The other shopping centers contained in the portfolio are listed as follows:

================================================================================
Greenbrier Station Shopping Center             The "Y" Shopping Center
Anniston, Alabama                              Panama City Beach, Florida
--------------------------------------------------------------------------------
Clanton Marketplace                            Mandelville Marketplace
Clanton, Alabama                               Pandelville, Louisiana
--------------------------------------------------------------------------------
Betts Crossing Shopping Center                 Brownsville Place Shopping Center
Opelika, Alabama                               Brownsville, Tennessee
--------------------------------------------------------------------------------
Russell Crossing Shopping Center               Chicot Crossing Shopping Center
Pheinx City, Alabama                           Pascagoula, Mississippi
--------------------------------------------------------------------------------
29 North Shopping Center                       Delchamps Plaza
Cantonment, Florida                            Long Beach, Mississippi
--------------------------------------------------------------------------------
Nine Mile Plaza Shopping Center                One Main Place
Pensacola, Florida                             Moss Point,Mississippi
--------------------------------------------------------------------------------
Parker Shopping Center
Parker, Florida
================================================================================

                                                  H.J. Porter & Associates, Inc.
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                                                                               6

AD VALOREM TAX ANALYSIS

The subject parcel is under the taxing authority of the Covington County Tax Assessor's Office and is found on the tax rolls as:

Assessed to:                        Opp Partnership, Ltd.
                                    250 Washington Street
                                    P.O. Box 680176
                                    Prattville, AL 36067

                                    Parcel I.D. #: 23-11-08-28-4-403-6-038.003
                                    23-11-08-28-4-404-0-009.001

Value:                              Land:                      $ 34,200
                                    Improvements:              $828,945
                                                               --------
                                    Total:                     $863,145

Assessment Ratio:                   20%

Local Millage Rate:                 $0.039 per $1,000 of assessed value

Annual Tax:                         $6,732.53

The subject property is part of the Opp Marketplace shopping center anchored by a 30,625 sq. ft. Winn Dixie Supermarket. The Winn Dixie is owned by others as discussed in the Ownership History section of this report and taxed separately. To test the reasonableness of the taxes levied against the subject, the taxes levied against two other shopping centers in Opp were investigated. The result of that investigation is contained in the following chart.


================================================================================
PROPERTY NAME        SIZE (SQ. FT.)      TAX VALUATION        VALUATION/SQ.FT.
================================================================================
Sanford Station          54,280            $2,074,601              $39.35

Three Notch Plaza        39,300            $1,721,338              $43.80
================================================================================
SUBJECT                  25,350             $ 863,145              $34.05
================================================================================

The two tax comparables are older shopping centers anchored by secondary tenants such as Piggly Wiggly and IGA Supermarkets who took over second generation anchor space. Based on factors such as age, overall condition, quality of anchor tenant, etc. the taxes levied against the subject appear to be appropriate.


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                                                                               7

PURPOSE OF APPRAISAL/DEFINITION OF VALUE

The purpose of the appraisal is to estimate the market value of the leased fee interest in the subject property as of the effective date of appraisal, August 6, 1997.

Market Value is defined by the Appraisal Standards Board of the Appraisal Foundation in the 1997 Glossary - Uniform Standards of Professional Appraisal Practice, page 155 as:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and acting in what they consider their best interest;

3.   A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. Dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

RIGHTS APPRAISED

The ownership interest in the subject property appraised is the "Leased Fee Estate." The Dictionary of Real Estate Appraisal, 3rd Edition, Page 204, defines Leased Fee Estate as, "an ownership interest held by a Landlord with the right of use and occupancy conveyed by lease to others. The rights of lessor "the leased fee owner" and the leased fee are specified by contract terms contained within the lease."

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                               [GRAPHICS OMITTED]

                                    AREA MAP
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                                                                               8

AREA ANALYSIS - COVINGTON COUNTY AND OPP, ALABAMA

The four basic factors which should be considered in analyzing an area are:
(1) Physical-Location factors; (2) Economic-Financial factors; (3) Political-Governmental factors; and (4) Sociological factors. Each of these factors is briefly analyzed.

PHYSICAL-LOCATIONAL FACTORS

The subject property is located in Covington County in the town of Opp. Covington County is located in southeastern Alabama approximately twenty miles north of the Florida state line. Traveling distances to major metropolitan areas are:

        ================================================================
        LOCATION                         MILES                DIRECTION
        ----------------------------------------------------------------
        Birmingham, Alabama               166                   North
        Mobile, Alabama                   145                 Southwest
        Montgomery, Alabama               75                    North
        Atlanta, Georgia                  244                 Northeast
        Tampa, Florida                    408                 Southeast
        Jacksonville, Florida             322                 Southeast
        ================================================================

Opp is served by two Federal highways. U.S. Highway 331 is the north/south artery linking Opp to the state capital of Montgomery to the north and the Florida panhandle to the south. U.S. Highway 84 is the east/west traffic artery linking Opp to the City of Dothan to the east and Interstate 65 to the west. Access to the interstate highway system is within a short drive time. Interstate 65, the major north/south artery, is 48 miles west of Opp and Interstate 10 in the Florida panhandle, a major east/west artery, is approximately 46 miles south.

The town of Opp was established in 1920 after the L & N Railroad won its litigation against the Central of Georgia Railroad to survey a right-of-way into Covington County. The L & N Built a rail line eastward from Andalusia, the county seat, and made a southbound arm where the town of Opp is located. This southbound arm provided a good "turning around" place for trains, and because is was already inhabited, a small town was laid out. The town was named after Henry Opp, the lawyer for the L & N Railroad who won the litigation. The railroad continues to play a vital road in the economy of Opp to this day.


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AREA ANALYSIS - COVINGTON COUNTY AND OPP, ALABAMA (CONTINUED)                  9

PHYSICAL AND LOCATIONAL FACTORS - (CONTINUED)

Other major transportation facilities in the area include the Andalusia-Opp Airport located midway between the two communities and the Chattahoochee River Dock approximately 75 miles to the east.

The topography of the area is gentle rolling hills. The mean annual temperature is 64 degrees with an average rainfall of 54.8 inches. The topography, climate, and rail system provided the ideal environment for the area to become an important agricultural region. Major agricultural products include cattle, cotton, broilers, hogs, nuts, fruits, eggs, and soybeans. Natural resources include calcitic lime as well as pine and other hardwood timber.

ECONOMIC AND FINANCIAL FACTORS

The 1990 Census indicated that the population of Covington County and the town of Opp declined from the 1980 levels. However, the population of the area has remained fairly constant since 1970. The table below shows the population changes, according to the U.S. Census, from 1970 to 1990.

          ============================================================
          YEAR                        COUNTY                      OPP
          ------------------------------------------------------------
          1970                        34,079                     6,593
          1980                        36,850                     7,204
          1990                        36,478                     6,985
          ============================================================

The population of the county increased 7% and the population of Opp increased 5.9% from 1970 to 1990. The county's population has a civilian labor force of 17,580 and are employed by in a variety of industries. The table below shows the breakdown of the labor force by industry groups as of March, 1997.

          ============================================================
          INDUSTRY                                          EMPLOYMENT
          ------------------------------------------------------------
          Manufacturing                                       5,590
          Transp., Comm., Utility                             1,127
          Wholesale & Retail                                  3,252
          Services                                            2,320
          Other                                               5,291
          ============================================================

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AREA ANALYSIS - COVINGTON COUNTY AND OPP, ALABAMA (CONTINUED)                 10

ECONOMIC AND FINANCIAL FACTORS - (CONTINUED)

As of May, 1997 the unemployment rate in Covington County stood at 7.3%, which compares with 4.9% for the State of Alabama and 4.8% nationwide. Major private sector employers in and around Opp are listed in the table below.

    =========================================================================
    NAME                       PRODUCT                EMPLOYEES      YR. EST.
    -------------------------------------------------------------------------
    Opp & Nicolas Mills        Cotton Sheeting        901-1,000        1920
    Covington Industries       Men's Clothing          651-750         1950
    Alabama Farmer Co-Op       Shelled Peanuts         310-350         1969
    General Manufacturing      Ladies Sportswear       251-300         1967
    Phillips Van Husen         Shirts                  151-200         1970
    Anderson's Peanuts         Peanut Processing       101-150         1961
    Sweatt's Prefade           Industrial Laundry      101-150         1961
    Sonoco Products            Spiral Tubes             21-30          1982
    Shuler Brothers Chips      Wood Chips               16-20          1986
    Food Services, Inc.        Processed Foods          16-20          1967
    Opp New, Inc.              Publishing               31-40          1901
    =========================================================================

As indicated in the table above, the textile, forest product, and agricultural industries dominate the private sector economy of Covington County. Baring any unforeseen development initiative by the State of Alabama, the economic mix of the county with its reliance on agriculture and natural resources is anticipated to continue into the future.

As illustrated in the table on the following page, retail sales in Covington County almost doubled from 1986 to 1996. Much of the increase coming between 1992 and 1996, given stagnant population growth rates and high relative unemployment rates, would appear to more of a function of inflation rather than increased population and economic prosperity.

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AREA ANALYSIS - COVINGTON COUNTY AND OPP, ALABAMA (CONTINUED)                 11

ECONOMIC AND FINANCIAL FACTORS - (CONTINUED)


                =================================================
                YEAR                                 RETAIL SALES
                -------------------------------------------------
                1986                                  140,683,000
                1987                                  142,939,000
                1988                                  142,710,000
                1989                                  174,826,000
                1990                                  178,905,000
                1991                                  173,680,000
                1992                                  207,997,000
                1993                                  212,156,000
                1994                                  214,278,000
                1995                                  217,492,000
                1996                                  222,930,000
                =================================================

POLITICAL-GOVERNMENTAL FACTORS

The town of Opp is governed by a mayor/council form of government. In 1987, the town established a Planning Commission which has increased the efficiency and implementation of zoning ordinances, utility services, and other governmental related services. Opp owns and operates distribution services for water, sewer, electricity, and cable television. Natural gas is provided by local and regional gas companies. Opp has a total of 23 police personnel and thirteen police cars. There are four full-time fire fighters and seventeen volunteers. They have a fire insurance rating of 5.

SOCIOLOGICAL FACTORS

The community's education, health, and recreation facilities are typical of many small rural towns in Alabama. Opp has one hospital with 99 beds and eight doctors and one nursing home with 179 beds. They have an elementary, junior high, and high school with a total enrollment of approximately 1,600 students. Higher education facilities include the MacArthur Technical College in Opp, Enterprise State Junior College in Enterprise approximately 22 miles east, and Troy State University in Troy approximately 42 miles north.


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AREA ANALYSIS - COVINGTON COUNTY AND OPP, ALABAMA (CONTINUED)                 12

SOCIOLOGICAL FACTORS - (CONTINUED)

The area's recreational facilities are typical with four swimming pools, thirteen tennis courts, one golf course, eight ball fields, two parks, and nine basketball courts. In 1992, the State of Alabama opened the Lake Frank Jackson State Park just outside the city limits of Opp. It is a 1,100 acre lake which cost over $8 million to build. The lake is stocked with bass, bream, crappie, and catfish. Local civic organizations have several bass and other fishing tournaments annually. Planned additions include restrooms and camping facilities.

Throughout Alabama and the panhandle of Florida, Opp is most noted for its annual "Rattlesnake Rodeo" where visitors learn the many facts and myths regarding rattlesnakes. This event which also includes country music, arts and crafts, and stock car racing, is held in the fall of each year.

CONCLUSION

In conclusion, Opp is a small rural community located in southeast Alabama. Agriculture is the economic base and has fostered some related industries. The population has remained stable over the past twenty years and is anticipated to remain so into the foreseeable future.




                                                  H.J. Porter & Associates, Inc.
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NEIGHBORHOOD ANALYSISZ                                                        13

The term neighborhood is defined in "The Appraisal of Real Estate" 11th Ed. at page 189 as "a group of complementary land uses."

The four basic factors which must be considered in analyzing a neighborhood or district, as in an area analysis are:

(1)  Physical and Locational Factors

(2)  Economic and Financial Factors

(3)  Political and Governmental Factors

(4)  Sociological Factors

Each of these factors is discussed briefly with conclusions as to their effect on the subject property.

PHYSICAL AND LOCATIONAL FACTORS

The subject is located in the city limits of Opp, Alabama just south of the Central Business District. The neighborhood boundaries are considered to be the city limits. The shopping center of which the subject is a portion is located in the "Y" intersection of U.S. Highway 331 and Parry Store Road. At this location U.S. Highway 331 heads in an easterly direction and turns south at Parry Store Road. South-bound travelers have an excellent view of the subject. In the subject's immediate area, U.S. Highway 331 is a four-lane highway. There is a traffic signal west of the subject where U.S. Highway 331 turn eastward at Cummings Avenue and at the "Y" intersection where State Highway 52 turns eastward. Parry Store Road is a minor two-lane paved street which links the mostly rural areas to the east to the city of Opp. The subject property is conveniently located with easy access from any location within Opp and the surrounding area.

The Central Business District of Opp is located generally north of Cummings Avenue which runs parallel to the A & F Railroad. Like many small rural communities in Alabama, the "downtown" area of Opp was first established in the early 1990's. In connection with the early development, residential properties encompassed the business district. Many of the stores and offices buildings have been remodeled and expanded over the years. In the early 1960's as the "baby boom" generation started to come of age, new businesses and commercial properties started locating outside of the Central Business District due to the lack of available vacant land within the CBD. New commercial development proceeded mostly in a southerly direction along U.S. Highway 331 around the "Y" intersection of Staten Highway 52. These was a limited amount of development just north of the downtown area.

Developments along these paths range from fast food restaurants, service stations, free standing stores, and neighborhood shopping centers. They range in age from twenty-five years old to five


                                                  H.J. Porter & Associates, Inc.

NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           14

years old. As such, the subject neighborhood is considered to be in the growth stage of its life cycle.

The topography of the neighborhood is gentle rolling hills with very little problem of flooding. All utilities area available in sufficient quantities to sustain commercial development.

ECONOMIC AND FINANCIAL FACTORS

The primary factor effecting the subject is competing retail properties. As indicated above, most retail properties are located in the Central Business District where the age of the properties range from 30 to 90 years and also along U.S. Highway 331 south of the subject. There are two neighborhood shopping centers in Opp. Based on a visual inspection of these centers, their ages are estimated to be between 20 and 25 years. It appears that they were part of the original commercial property expansion outside of the CBD. Neither of these centers have any small, local tenant shop space which will compete with the subject. Each center is anchored by a grocery store.

The first shopping center is located on the north fringe of the CBD and is anchored by Piggly Wiggly and Babcock Furniture. Other tenants include Family Dollar, Factory Connection, and T & C Pharmacy. There is one vacant shop. Based on interviews with these tenants rental rates are below $3.00 per square foot.

The second shopping center is located in the "Y" intersection of U.S. Highway 331 and State Highway 52 just south of the subject. Tenants in this unnamed center include Bargain Town, Movie Gallery, D's Furniture, IGA Foods, and Heilig Myers.

In addition to the subject, Burger King and McDonald's have located near the subject on Highway 331. The Burger King is located in front of the subject in the "Y" intersection and McDonald's is located across the street to the west.

CONCLUSION

In conclusion, the subject is well located between the original Central Business District and the expanded southern district. Its location is suited to serve the needs of the city of Opp and surrounding rural community as well as travelers along U.S. Highway 331 on route to the Florida beaches.

                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

SITE ANALYSIS

The subject site is located east of the intersection of U.S. Highway 331 and County Highway 22 (Opp-Alberton Road) in the city limits of Opp, Covington County, Alabama. The individual site characteristics are as follows:

Size:               89,298 Sq. Ft. or 2.05 Acres

Shape:              Irregular

Street Frontage:    Approximately 550 ln. ft. on the south side of County
                    Highway 22

Average Depth:      Approximately 250 Ln. Ft.

Topography:         Relatively level and at grade with the fronting roadway

Access: Good from U.S. Highway 22. In addition, as part of the Opp Marketplace shopping center anchored by Winn Dixie, the site enjoys cross easements for ingress and egress across the adjacent parcel to the south for access to U.S. Highway 331.

Drainage/Flood
 Hazard: According to the FEMA Flood Insurance Rate Map, Community Panel No. 010241, effective July 8, 1985, the subject property is located in a Zone C flood hazard area. This is an area designated as being one with minimal flooding and flood insurance is typically not required for lending purposes.

Soils: Considered typical and adequate for development as evidenced by the surrounding development.

Utilities:          All utilities are available in sufficient quantities
                    development.

Site Improvements:  Portion of a neighborhood shopping center and all associated site improvements.

Street
 Improvements:      U.S. Highway 331 is a four-lane roadway with curb, cutters, and streetlights installed. County Road 22 is basically a two-lane residential street.

Surrounding Uses:   Retail, commercial, and residential uses.


                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPHS]

1)   Front View of Subject looking East

2)   Side View of Subject looking Southeast

3)   Side View of Subject looking Northeast

4)   Rear View of Subject looking Southwest

5)   View of U.S. Hwy 331 looking North (Subject on Right)

6)   View of County Rd 22 looking East (Subject on Right)

7)   View of County Rd 22 looking West (Subject on Left)


                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPHS]

1)   Front View of Subject looking East

2)   Side View of Subject looking Southeast

3)   Side View of Subject looking Northeast

4)   Rear View of Subject looking Southwest

5)   View of U.S. Hwy 331 looking North (Subject on Right)

6)   View of County Rd 22 looking East (Subject on Right)

7)   View of County Rd 22 looking West (Subject on Left)

                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPHS]

1)   Front View of Subject looking East

2)   Side View of Subject looking Southeast

3)   Side View of Subject looking Northeast

4)   Rear View of Subject looking Southwest

5)   View of U.S. Hwy 331 looking North (Subject on Right)

6)   View of County Rd 22 looking East (Subject on Right)

7)   View of County Rd 22 looking West (Subject on Left)


                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPHS]

1)   Front View of Subject looking East

2)   Side View of Subject looking Southeast

3)   Side View of Subject looking Northeast

4)   Rear View of Subject looking Southwest

5)   View of U.S. Hwy 331 looking North (Subject on Right)

6)   View of County Rd 22 looking East (Subject on Right)

7)   View of County Rd 22 looking West (Subject on Left)

                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPHS]

1)   Front View of Subject looking East

2)   Side View of Subject looking Southeast

3)   Side View of Subject looking Northeast

4)   Rear View of Subject looking Southwest

5)   View of U.S. Hwy 331 looking North (Subject on Right)

6)   View of County Rd 22 looking East (Subject on Right)

7)   View of County Rd 22 looking West (Subject on Left)


                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPHS]

1)   Front View of Subject looking East

2)   Side View of Subject looking Southeast

3)   Side View of Subject looking Northeast

4)   Rear View of Subject looking Southwest

5)   View of U.S. Hwy 331 looking North (Subject on Right)

6)   View of County Rd 22 looking East (Subject on Right)

7)   View of County Rd 22 looking West (Subject on Left)


                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPHS]

1)   Front View of Subject looking East

2)   Side View of Subject looking Southeast

3)   Side View of Subject looking Northeast

4)   Rear View of Subject looking Southwest

5)   View of U.S. Hwy 331 looking North (Subject on Right)

6)   View of County Rd 22 looking East (Subject on Right)

7)   View of County Rd 22 looking West (Subject on Left)

DESCRIPTION OF SUBJECT IMPROVEMENTS

The subject is a portion of a neighborhood shopping center known as The Opp Marketplace. The center, anchored by Winn-Dixie, contains a total gross leasable area of 55,975 square feet. The subject property consists of the northernmost two tenant spaces containing 25,350 sq. ft. of gross leasable area. The two tenant spaces are currently leased to Harco Drugs (8,450 sq. ft.) and B.C. Moore's (16,900 sq. ft.). The shopping center in general, and the subject improvements in particular have been well maintained and appear to be functionally designed for their intended purpose. No significant degree of deferred maintenance was observed upon physically inspecting the improvements.

It is beyond the scope to narratively discuss all of the pertinent construction details that comprise the subject improvements. The basic construction details that follow were obtained from the physical inspection of the property by the Associate Appraiser on August 6, 1997. The subject's basic construction details are as follows:

Property Type:      Portion of neighborhood shopping center

Total GLA:          55,975 - Opp Marketplace Shopping Center
                    25,350 - Subject portion of shopping center

Year Built:         Late 1994

Effective Age:      2 years

Roof: Built up tar and gravel over rigid insulation on metal decking. Steel truss support system

Walls: Concrete block and brick veneer over concrete block on the from. Painted concrete block at rear and sides. Partition walls between tenant spaces are metal studs covered with sheetrock.

Doors: Anodized aluminum store front doors. Interior (rest room) doors hollow core wood.

Windows:            Anodized bronze aluminum store fronts with single glazing.

Floors:             Reinforced 4" concrete slab with resilient tile cover.

Insulation:         Rigid insulation in built-up roof system.

Ceilings:           Suspended lay-in acoustic tile with recessed fluorescent
                    light fixtures.

                                                  H.J. Porter & Associates, Inc.

DESCRIPTION OF SUBJECT IMPROVEMENTS - (CONTINUED)                             17

HVAC: Individual roof mounted electric central heating and cooling for each unit.


Plumbing:           One and two-two fixture restrooms in each shop space.

Miscellaneous:      Approximately 53,450 sq. ft. of asphalt paving, 820 ln. ft.
                    of concrete curbing, 5,425 sq. ft. of concrete paving, 4 metal light poles and fixtures, and landscaping. There are 114 parking spaces on the site equating to a parking ratio of 4.5 spaces for each 1,000 sq. ft. of floor area.
                    Additional parking is located on the adjacent parcel also associated with the Opp Marketplace and available through cross easements for parking.

                                                  H.J. Porter & Associates, Inc.

HIGHEST AND BEST USE

Highest and best Use is defined in the Dictionary of Real Estate Appraisal, 3rd edition, page 171, as:

     "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are LEGAL PERMISSIBILITY, PHYSICAL POSSIBILITY, FINANCIAL FEASIBILITY, AND MAXIMUM PROFITABILITY."

Based on this definition, consideration must be given to both the subject land site as if vacant, and the total property as improved.

HIGHEST & BEST USE - AS IF VACANT

PHYSICALLY POSSIBLE - The 2.05 acre size of the subject would support a wide range of uses including residential, commercial, and some light industrial uses. All the necessary utilities and other public services are available in sufficient quantities to support development. The subject site is part of a larger parcel currently improved with a Winn-Dixie Supermarket. Further, there are no other physical site characteristics that would negatively impact the development potential of the site.

LEGALLY PERMISSIBLE - The subject site is zoned B-2, General Commercial, by the City of Opp. The current zoning allows for office or retail use as well as certain governmental and non-profit related uses such as schools and churches. The subject's B-2 zoning is the same as that of the adjacent parcel improved with the Winn-Dixie Supermarket.

FINANCIALLY FEASIBLE - An inspection of the area surrounding the subject, including the Opp central business district, suggests that there is no effective demand for office use. Almost all of the office development in Opp is concentrated in the downtown area in older storefront buildings or converted residences. The pattern of commercial development in the area, and that which is also considered the most financially feasible, is for retail or commercial service uses along U.S. Highway 331 to serve the Opp community and traveling public. The adjacent parcel to the south is currently improved with a Winn-Dixie Supermarket. Therefore, it would appear that development of the site with a retail use to take maximum advantage of the adjacent development would meet the test of being financially feasible.

MAXIMALLY PRODUCTIVE - In determining the highest and best use of the subject site, "as if vacant and available", the use which is maximally productive generally becomes the deciding factor. Maximally productive uses are limited by the current real estate market, the availability of substitute property for development, and the growth stage of the area. To be maximally productive, that use which provides the most return to the land must be selected.

                                                  H.J. Porter & Associates, Inc.

HIGHEST AND BEST USE - (CONTINUED)                                            19

It has previously been determined that it would be physically possible, legally permissible, and financially feasible to develop the site with a retail use compatible with the current zoning classification and adjacent use. Therefore, as of the effective date of appraisal, retail use is considered to be maximally productive and therefore the highest and best use of the subject site, as if vacant and available.

HIGHEST AND BEST USE - AS IMPROVED

The same criteria utilized to determine the highest and best use of the subject site, as if vacant and available for development, is utilized to determine the highest and best use of the property, as improved.

As stated throughout this report, as of the date of appraisal, the subject site is currently improved retail shop space containing a total of 25,350 sq. ft of gross leasable area and associated site improvements as portion of a neighborhood shopping center anchored by Winn-Dixie. The shopping center in general and the subject improvements in particular are considered to be in good condition and functionally designed for their intended use.

PHYSICALLY POSSIBLE AND LEGALLY PERMISSIBLE - The subject improvements are situated on a site containing 2.05 acres or 89,298 sq. ft. of land. The improvements generate a land-to-building ratio of 3.52:1 based on the total gross leaseable area. The land-to-building ratio allows for an ample amount of on-site parking. Additionally, a retail use, such as the existing improvements is allowable without exception under the sites current B-2 zoning classification.

FINANCIALLY FEASIBLE AND MAXIMALLY PRODUCTIVE - Subsequent sections of this report indicate a site value of $66,600, as if vacant and developable to its highest and best use. The three approaches to value produced indications of value from $1,314,000 to $1,485,000. Hence, the existing improvements appear to contribute significantly to overall property value. Therefore, the focus of this analysis will be on the property "as improved". No other use or development option, as of the effective date of value, would appear to generate a higher return to the land.


                                                  H.J. Porter & Associates, Inc.

THE APPRAISAL PROCESS

The appraisal process is a procedure for estimating the market value of real property. This process involves gathering all pertinent information available from the market which may influence the value of the subject property. This data is then utilized in forming an estimate of value based upon the three generally accepted approaches to value. These three approaches are the Cost Approach, the Income Approach, and the Direct Sales Comparison Approach.

COST APPROACH

The Cost Approach is defined as that approach in appraisal analysis which is based upon the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is assumed that the potential purchaser considers producing a substitute property with the same utility as the property being appraised. This analysis involves the cost to buyer of producing an exact replica of the subject property, in the same location and condition as the subject property, as of the effective date of the appraisal.

The application of the Cost Approach involves the following steps:

1. Estimating value of the site as if vacant and available to be put to its highest and best use.

2.   Estimating the reproduction cost new of the improvements.

3.   Estimating all elements of accrued depreciation.

4. Subtracting the total accrued depreciation from the reproduction cost new of the improvements (resulting in an estimate of the present worth of the improvements).

5. Adding the present worth of all the improvements (including site improvements) to the estimated site value.

6.   Rounding the figure to an appropriate indication of value.

The major limitations of the Cost Approach is its reliance upon an estimation of accrued depreciation. Generally, the older the property and the higher the estimate of accrued depreciation, the less reliable becomes the value indication from this approach. This is particularly critical in the valuation of older properties that normally incur greater amounts of depreciation. The Cost Approach is particularly appropriate when the property being appraised involves relatively new improvements which represent the highest and best use of the site or when the improvements are relatively unique or specialized and there is limited or a total lack of comparable properties which have sold recently.


                                                  H.J. Porter & Associates, Inc.

THE APPRAISAL PROCESS - (CONTINUED)                                           21

INCOME ANALYSIS

The Income Analysis is defined as that procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present-worth figure through the capitalization process.

This analysis requires an estimate of market rent based upon comparable rent of leased properties. This rental estimate is a gross amount and all expenses to real estate are deducted. These expenses include vacancy and rent loss which, when subtracted from the gross income, produces the effective gross income. Other expenses include real estate taxes, management cost, insurance cost, and maintenance expense. If applicable, a reduction would also be made for services and utilities. All expense estimates are obtained from the market by comparison to similar structures.

After all expenses have been subtracted from the gross income, the resulting figure is the net operating income, which will be capitalized into value. The capitalization rate is derived from actual sales that have occurred in the market place. The sales are analyzed in order to estimate the net operating income of the property. After the net operating income is estimated, it is divided by the sales price to provide an indication of the overall capitalization rate. Capitalization rates can also be built up from the market factors considered most applicable to income-producing properties. After the net operating income and the capitalization rate are estimated, the net income is then capitalized into a value indication by the applicable capitalization technique.

DIRECT SALES COMPARISON APPROACH

The Direct Sales Comparison Approach is defined as that approach in an appraisal analysis which is based upon the proposition that an informed purchaser would pay no more for the property than the cost to him of acquiring an existing property with the same utility. Presumably, the potential purchaser considers the alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives.

The application of the Direct Sales Comparison Approach involves selecting a number of competitive properties which have recently sold on the market. The information derived from this section is analyzed through an adjustment process which develops indications of what the competitive properties would have sold for if they possessed all the important characteristics of the subject property. These indications fall into a pattern surrounding one figure which, when appropriately rounded, is an indication of the market value of the subject property as of the date of the appraisal.

                                                  H.J. Porter & Associates, Inc.

THE APPRAISAL PROCESS - (CONTINUED)                                           22

The reliability of this approach is dependent upon the availability and verification of the comparable sales data. The degree of comparability between the competitive properties and the subject, and the absence of non-typical conditions affecting the sales price of those properties are also important items that are considered. Therefore, this approach is particularly applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources.

RECONCILIATION ANALYSIS

The reconciliation analysis is an evaluation process where the appraiser carefully evaluates value indications from each of the three approaches. The reliability of each approach to the present appraisal problem is examined and weight is given to the accuracy, reliability, quantity of data available for use in each approach, and the approach in which the market participant typically has the greatest confidence.

                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON                                                23

The subject site is valued by direct comparison with recent sales of other similarly zoned commercial sites. Three of the sales are located in the Opp area in close proximity to the subject. The fourth sale is located in Andalusia in an area considered to be reasonably comparable to the subject. Each of the sales analyzed on the basis of their location and utility relative to the subject. Sales considered include:

SALE #1

Address/Location:             Part of Opp Market Place
                              U.S. Highway 331
                              Opp, Alabama
Grantor:                      Sara H. Long
Grantee:                      Tom Newton
Sale Date:                    12\08\1993
Sale Price:                   $65,000
Cash Equiv Price:             $65,000
Terms:                        Cash to Seller
Recorded:                     Deed Book 852, Page 42 Covington County
Verified With:                Angie Metcalf, Coldwell Banker Real Estate
Verified By:                  Glen Heinzelman, H. J. Porter & Associates
Date Verified:                08\07\1997
Rights Conveyed:              Fee simple title
Land Size:                    Acres: 1.366     Square Feet: 59,503
Zoning:                       B-2, General Commercial District
Highest & Best Use:           Commercial
Use At Sale:                  Vacant
Topo/Drainage:                Level/Typical of the area
Access/Visibility:            Good/Good
Utilities:                    All available
Remarks:                      This property is located on the south side of U.S.
                              331 south of its intersection with
                              County Road 22 (Opp-Alberton Road)
                              next to the Dairy Queen.
Indicators of Value:          PRICE PER ACRE:  $47,584


                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    24

SALE #2

Address/Location:            NEC U.S. 331 and Kellum Street
                             Opp, Alabama
Grantor:                     Nagarbhai B. Patel
Grantee:                     Saidutt, Inc.
Sale Date:                   04\07\1994
Sale Price:                  $51,000
Cash Equiv Price:            $51,000
Terms:                       Cash to seller
Recorded:                    Deed Book 877 Page 390 Covington County
Verified With:               Angie Metcalf, Coldwell Banker Real Estate
Verified By:                 Glen Heinzelman
Date Verified:               08\07\1997
Rights Conveyed:             Fee simple title
Land Size:                   Acres: 1.20      Square Feet: 52,272
Zoning:                      B-2, General Commercial
Highest & Best Use:          Commercial
Use At Sale:                 Vacant
Topo/Drainage:               Level; typical of the area
Access/Visibility:           Good; Good
Utilities:                   All except sewer
Remarks:                     This property has 100' of frontage on U.S. 331 and
                             350' of frontage on Kellum Street.
                             It is currently improved with a
                             Holiday Inn Express.
Indicators of Value:         PRICE PER ACRE:    $42,500


                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    25

SALE #3

Address/Location:                  U.S. Highway 84
                                   Andalusia, Alabama
Grantor:                           Kenneth R. Odem
Grantee:                           W. S. Rabren, Jr.
Sale Date:                         07\18\1994
Sale Price:                        $85,000
Cash Equiv Price:                  $85,000
Terms:                             Cash to seller.
Recorded:                          Deed Book 880 Page 240 Covington County
Verified With:                     Danny Solomon, Cedar Creek Realty
Verified By:                       Linda Yates
Date Verified:                     10\28\1994
Rights Conveyed:                   Fee simple title
Land Size:                         Acres: 2.13          Square Feet: 92,783
Zoning:                            B-3, Highway Commercial
Highest & Best Use:                Commercial
Use at Sale:                       Vacant
Topo/Drainage:                     Above street grade; Adequate
Access/Visibility:                 Good; good
Utilities:                         All available
Remarks:                           The property has 302' of frontage along U.S.
                                   Highway 84 and an average depth of
                                   360 feet. It is presently improved
                                   with an accounting office.
Indicators of Value:               PRICE PER ACRE:   $39,906


                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    26

SALE #4

Address/Location:                   Parcel "B" Opp Marketplace
                                    Opp, Alabama
Grantor:                            Opp Partners, Ltd.
Grantee:                            South Trust Bank, NA.
Sale Date:                          10\11\1995
Sale Price:                         $50,000
Cash Equiv Price:                   $50,000
Terms:                              Cash to seller
Recorded:                           Deed Book 909, Page 166 Covington County
Verified With:                      Tom Newton, Opp Partners
Verified By:                        Glen Heinzelman, H.J. Porter & Associates
Date Verified:                      08\07\1997
Rights Conveyed:                    Fee simple title
Land Size:                          Acres: 1.73      Square Feet: 75,359
Zoning:                             B-2, General Commercial
Highest & Best Use:                 Commercial
Use At Sale:                        Vacant
Topo/Drainage:                      Level/adequate
Access/Visibility:                  Good/Good
Utilities:                          All available
Remarks:                            This property is part of the Opp Marketplace
                                    shopping center adjacent to and
                                    south of the Winn-Dixie Supermarket.
                                    It has no direct access from U.S.
                                    Highway 331. Access is by easements
                                    for ingress and egress with the
                                    shopping center. It is to be
                                    developed with a South Trust Bank
                                    branch.
Indicators of Value:                PRICE PER ACRE:      $28,902




                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                             COMPARABLE LAND SALES

LAND VALUE -DIRECT COMPARISON (CONTINUED)                                     27

Land Sales 1 through 4 detailed above are compared to the subject's shopping center site and adjusted to the subject for notable differences. These adjustments are made in the adjustment grid below.


===============================================================================================================================
                                           LAND SALES COMPARISON GRID
===============================================================================================================================
COMP. NUMBER                          SUBJECT                 #1                 #2                   #3                     #4
-------------------------------------------------------------------------------------------------------------------------------
Grantor                                                     Long              Patel                 Odem             Opp Partn.

Grantee                                                   Newton            Saidutt               Rabrem             SouthTrust

Location                                                U.S. 331           U.S. 331               Hwy 84               U.S. 331

City                                                         Opp                Opp            Andalusia                    Opp

Sale Price                                               $65,000            $51,000              $85,000                $50,000

Date of Sale                           8/6/97            12/8/93             4/7/94              7/18/94               10/11/95

Size (Acres)                            2.050              1.366              1.200                2.130                  1.730

Price/Acre                                               $47,584            $42,500              $39,906                $28,902

===============================================================================================================================
ADJUSTMENTS
-------------------------------------------------------------------------------------------------------------------------------
Conditions of Sale                                        Normal             Normal               Normal                 Normal

Market Conditions                                           0.0%               0.0%                 0.0%                   0.0%

Preliminary Adj. Unit Price                              $47,584           $42,500              $39,906                $28,902

===============================================================================================================================

PHYSICAL DIFFERENCES                                          #1                 #2                   #3                     #4
-------------------------------------------------------------------------------------------------------------------------------
Location                                                  -20.0%             -20.0%               -20.0%                  15.0%

Size                                                       -6.0%              -8.0%                 1.0%                  -3.0%
                                                            ---                ---                  ---                    ---
Subtotal-Physical                                         -26.0%             -28.0%               -19.0%                  12.0%

===============================================================================================================================
FINAL ADJ. UNIT PRICE                                    $35,212            $30,600              $32,324                $32,370

===============================================================================================================================

The comparable sales listed above were adjusted to the subject for:

Conditions of Sale:     All sales were normal arm's length transactions that
                        required no adjustments.

Time: Conversations with local real estate professionals and the county tax appraiser indicate that land values in Opp have remained stable over the past five years. Therefore, no adjustment for market conditions or time was considered appropriate.

                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    28

Location:      The subject property has no direct access from the major area roadway, U.S. Highway 331. It is accessible from the minor artery, County Highway 22 (Opp-Alberton Road). Comparables No. 1,
               2, and 3 all front and are accessible from U.S. Highway 331 and are considered to have superior locations relative to the subject. Downward adjustments of 20% were applied to these comparables to recognize their superior locations relative to the subject. Comparable No. 4 is Parcel "B" of the Opp Marketplace
               Shopping Center and does not have any direct access to a roadway other than by an easement across the Winn-Dixie property to the north. The location of this comparable is considered to be inferior relative to the subject. An upward adjustment of 15% was applied to this comparable for location.

Size: All sales were adjusted to a 90% curve using the Dilmore Size adjustment table. This table is based on the fact that a property's price per unit is generally inversely related to its size.

The comparable sales after adjustment, indicate a range of value from $32,324 to $35,212 per acre. Each of the adjusted sales were given relatively equal consideration in the value estimate of the subject site, as if vacant.

Based on these adjusted sales, the subject site, "As if Vacant", is valued as:

           ===========================================================
                       ESTIMATED LAND VALUE - AS IF VACANT
           ===========================================================
           2.05      Acres @    $32,500    per Acre    =       $66,625
                                                   ROUNDED:    $66,600
           ===========================================================


                                                  H.J. Porter & Associates, Inc.

COST APPROACH TO VALUE

The cost factors used from the Marshall Valuation Service, a national cost service indexed to the Opp market and found to be reliable and consistent with costs incurred by builders within the area. The cost factors from this cost service are inclusive of architect/engineering fees, construction period interest, contractors overhead and profit, and normal site prep costs. Excluded are site improvements such as paving, landscaping, etc., land costs, and indirect costs such as developers profit permanent loan fees.

Calculations of total building reproduction costs are:

==============================================================================================
            ESTIMATED REPRODUCTION COST NEW - NEIGHBORHOOD SHOPPING CENTER
==============================================================================================
Average Class "C" - Sec 13, Pg 21

Base Cost                                                $46.06
Current Cost Multiplier                       x           1.000
Local Cost Multiplier                         x           0.920
Perimeter Multiplier                          x           0.880
                                                          -----
                               25,350        Sq. Ft. @   $37.29      per Sq. Ft. =   $945,302
==============================================================================================

INDIRECT COST

Indirect costs including developer's fee/entrepreneurial profit and permanent loan fees are added to the subject's direct cost to estimate the total value of the subject property via the Cost Approach. Developer's fee/Entrepreneurial profit is added at 20% based upon sales of new shopping centers, discussions with Developers and Brokers, and with consideration given to the cross collateralization of the portfolio of retail properties of which the subject is a part. Permanent loan fees are added at the amount typically charged by lenders
- 2% of the loan amount (1% construction - 1% permanent).

DEPRECIATION AND OBSOLESCENCE

Incurable physical deterioration identifies items of deterioration that cannot be practically or economically corrected at present. For the purposes of this analysis, incurable physical deterioration has not been classified as being either long or short lived. A long-lived item is a building component that is expected to have a remaining economic life that is the same as the remaining economic life of the structure. A short-lived item is a building component that is expected to have a remaining economic life that is shorter than the remaining life of the structure.


                                                  H.J. Porter & Associates, Inc.

COST APPROACH TO VALUE - (CONTINUED)                                          30

In this instance separating the items of incurable physical deterioration into long and short lived items would serve little or no useful appraisal purpose because of the overall age of the improvements.

In the case of the subject improvements, incurable physical deterioration has been estimated using the age/life concept in that we estimate the improvements to have an effective age of approximately 2 years, from a total estimated economic life of approximately 40 years. Therefore, it is estimated that the improvements suffer from incurable physical deterioration, both long and short-lived, of approximately 5.0 percent (2 years/40 years = 5.0 percent) of the estimated Reproduction Cost New.

Functional obsolescence is a loss in value resulting from defects in design. The defect may be curable or incurable. Curable functional obsolescence is measured by the cost to cure the condition. Incurable functional obsolescence may be caused by a deficiency or a superadequacy. A deficiency may be a component or system that should be in the property but is not, or it may be a substandard or defective component or system in the property that does not work properly. A superadequacy is a component or system in the property that exceeds market requirements and does not contribute to value an amount equal to its cost. Upon inspection of the subject, no degree of functional obsolescence, either curable or incurable, was noted.

External obsolescence is the diminished utility of a structure or project due to negative influences from outside the site and can be caused by a variety of factors, i.e., neighborhood declined, the property's location in a community, state, or region; or market conditions. No degree of external obsolescence is believed to be present in the subject improvements as of the effective date of appraisal.

CONCLUSION TO COST APPROACH

The calculation of value by the Cost Approach is presented in tabular form on the following page.


                                                  H.J. Porter & Associates, Inc.

COST APPROACH TO VALUE - (CONTINUED)                                          31

====================================================================================================================================
                                                      VALUATION - COST APPROACH
====================================================================================================================================
DIRECT COST

Shopping Center                       25,350  Sq. Ft. x                                 $37.29     per Sq. Ft. =        $945,302

LESS DEPRECIATION:                                                                     Curable         Incurable
                                                                                       -------         ---------
Physical                                                                                    $0           $47,265
Functional                                                                                  $0                $0
External                                                                                    $0                $0
Total                                                                                       $0                $0         $47,265
                                                                                            --                --         -------

DEPRECIATED COST OF SHOPPING CENTER                                                                                     $898,036
Add: Site Improvements                  Area               Cost/Sq. Ft.                 % Dep.          Cost New
                                        ----               ------------                 ------          --------
Asphalt Paving                        53,450                      $1.50                  15.0%           $68,149
Concrete Paving                        5,425                      $1.75                  10.0%            $8,544
Concrete Curbs                           820                      $7.50                  10.0%            $5,535
Light Poles                                4                     $2,500                  10.0%            $9,000
Landscaping                                                                                              $25,000
                                                                                                         -------
TOTAL SITE IMPROVEMENTS                                                                                                 $116,228
                                                                                                                        --------
TOTAL DEPRECIATED COST NEW                                                                                            $1,014,264

INDIRECT COST
Developer's Fee                        20.0%  of Total Cost/Land                                        $216,173
Permanent Loan Fees @                   2.0%  of Loan Amount
(Loan basis =                          80.0%  of Land/Bldg Cost)                                         $17,179
                                                                                                         -------
TOTAL INDIRECT COST                                                                                                     $233,467
                                                                                                                        --------
TOTAL REPRODUCTION COST NEW                                                                                           $1,247,731
LAND VALUE (FROM PREVIOUS SECTION)                                                                                       $66,600
                                                                                                                         -------
PRELIMINARY VALUE BY COST APPROACH                                                                                    $1,314,331
                                                                                                       (ROUNDED)      $1,314,000
====================================================================================================================================


                                                  H.J. Porter & Associates, Inc.

                                                                              32
INCOME APPROACH TO VALUE

As a primary approach to value for the subject, the subject's net operating income is capitalized into a value estimate by use of an overall capitalization rate. In arriving at a net operating income, consideration is given to rentals and expenses which are incurred in the operation of the property.

CONTRACT INCOME

The subject is currently occupied by two tenants. B.C. Moor & Son's, Inc. occupies 16,900 sq. ft. or 66.6% of the total net rentable area and Harco Drug occupies 8,450 sq. ft. or 33.4% of the total net rentable area. A summary of these leases appear in the Rear Exhibits.

To determine whether the previously summarized leases are representative of market rents for similar retail space, the contract rents were compared to other drug store leases in the States of Alabama, Georgia, and Tennessee. A summary of those leases appears in the following chart.

====================================================================================================================================

                                                    SUMMARY OF RENT COMPARABLES
====================================================================================================================================
Tenant                                           Location                    Year Leased             Size (Sq. Ft.)     Rent/Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
Drugs For Less                                   Birmingham, AL                     1993             18,000             $7.50

Harco Drugs                                      Birmingham, AL                     1993             12,876             $5.95

Harco Drugs                                      Pell City, AL                      1993              9,100             $7.50

Harco Drugs                                      Alabaster, AL                      1993              9,100             $8.50

Big B Drugs                                      Chattanooga, TN                    1994              8,470             $7.00

Harco Drugs                                      Tuscaloosa, AL                     1994             10,160             $7.90

Big B Drugs                                      Phenix City, AL                    1995             15,500             $4.75

Revco Drugs                                      Anniston, AL                       1995              9,240             $7.75

Drugs For Less                                   Birmingham, AL                     1995             18,000             $7.00

Revco Drugs                                      Dalton, GA                         1996              8,450             $9.75

Harco Drugs                                      Mobile, AL                         1997             10,125             $8.25
====================================================================================================================================

HARCO DRUGS                                      OPP, AL                            1994              8,450             $7.50
====================================================================================================================================


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        33

Based on the rents summarized on the previous chart, it is determined that the current contract rent of $7.50 per sq. ft. for the 8,450 sq. ft. leased by Harco Drugs, Inc. is commensurate with market rents for similar drug store space in anchored shopping centers. Additionally, given adjustments for size and name recognition, the current contract rent of $5.00 per sq. for the 16,900 sq. ft. leased by B.C. Moore & Son's, Inc. is also considered to be commensurate with the market rent for similar space located in similar shopping centers.

EXPENSE CONTRIBUTIONS

Each tenant is contractually obligated to contribute to the expenses incurred in the operation of the shopping center. Their contributions amount to their pro-rata share of the taxes, property insurance, and common area maintenance expenses. These expenses have been estimated later in this report and summarized in the following chart.

                  ============================================
                       ESTIMATED OF EXPENSE CONTRIBUTIONS
                  ============================================
                  Taxes                                 $6,733

                  Insurance                             $2,535

                  Common Area Maintenance              $11,408
                                                       -------
                  Total Reimbursable                   $20,676

                  Total Sq. Ft. (NRA)                   25,350
                  ============================================
                  REIMBURSEMENT/SQ. FT. (NRA)            $0.82
                  ============================================

VACANCY AND COLLECTION LOSS

The subject is 100% leased as of the effective date of appraisal. However, it would be imprudent to believe that a potential buyer would not consider some degree of vacancy collection loss when evaluating the income producing potential of the subject. This opinion is supported by the pro-forma operating statements obtained in the confirmation of the sales utilized to develop a value estimate by the Market Approach. For the purposes of this analysis, given the credit quality of the existing tenants, a vacancy and collection loss factor of 2.5% of the total potential gross income for subject, including expense contributions, has been incorporated into this analysis.



                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        34

EFFECTIVE GROSS INCOME

Given the preceding discussion, the Effective Gross Income for the subject is estimated as follows:

====================================================================================================================================
                                                 ESTIMATE OF EFFECTIVE GROSS INCOME
====================================================================================================================================
POTENTIAL GROSS INCOME:

   Harco Drug                               8,450 Sq. Ft. @               $7.50   per Sq. Ft. =                            $63,375

   B.C. Moore                              16,900 Sq.Ft. @                $5.00   per Sq. Ft. =                            $84.500
                                                                                                                          --------

Potential Gross Rental Income                                                                                             $147,875

EXPENSE CONTRIBUTIONS:

   Harco Drug                               8,450 Sq. Ft. @               $0.82   per Sq. Ft. =             $6,929

   B.C. Moore                              16,900 Sq.Ft @                 $0.82   per Sq. Ft. =            $13,858
                                                                                                           -------

Total Expense Contributions                                                                                                $20.787
                                                                                                                          --------
Total Potential Gross Income                                                                                              $168,662

Less Vacancy & Collection Loss:

   2.5% of Potential Gross Income                                                                                           $4,217
                                                                                                                          --------
EFFECTIVE GROSS INCOME                                                                                                    $164,445
====================================================================================================================================

OPERATING EXPENSES

After estimating Effective Gross Income, all applicable expenses are deducted to arrive at Net Operating Income. To estimate the appropriate expense levels, statements from similar shopping centers are analyzed. The expense comparables are presented on the following pages.

                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        35

COMPARABLE #1

Project Name:                                      Delchamps Plaza South
Location:                                          Skyland Boulevard
                                                   Tuscaloosa, Alabama
Year Built:                                        1986 GLA:  108,903 SF
Source:                                            Yearn end statements
Type Center:                                       Neighborhood Shopping Center
Analysis Year:                                     1996 Analysis By: LHH

     Item                                           Total                      $/SF                         % PGR
     ----                                           -----                      ----                         -----
Effective Gross Rent:                               $751,676                   $6.90                        %
  (plus) CAM/Reimbursemen:                          $61,400                    $0.56                        %
  (plus) Misc Income:                               $300                       $0.00                        %
                                                    --------                   -----                        ----
Effec. Gross Income:                                $813,376                   $7.47                        100.0%

Less Expenses:
  Management:                                       $42,686                    $0.39                        5.2%
  Ad Valorem Tax:                                   $39,174                    $0.36                        4.8%
  Insurance:                                        $13,588                    $0.12                        $1.7%
  Administration Expense:                           $17,144                    $0.16                        $2.1%
  CAM:                                              $25,322                    $0.23                        3.1%
  Utilities:                                        $6,564                     $0.06                        0.8%
  Miscellaneous:                                    $5,071                     $0.05                        0.6%
                                                    --------                   -----                        ----
Total Expenses:                                     $149,549                   $1.37                        18.4%
                                                    --------                   -----                        ----

Net Operating Income:                               $663,827                   $6.10                        81.6%
                                                    ========                   =====                        ====

Comments: Miscellaneous expense consists of travel and structural repair expenses

                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        36

COMPARABLE #2

Project Name:                               Delchamps Plaza North
Location:                                   MacFarland & Watermelon Road
                                            Tuscaloosa, Alabama
Year Built:                                 1986     GLA: 59,389 SF
Source:                                     Year end statements
Type Center:                                Neighborhood Shopping Center
Analysis Year:                              1995     Analysis By: DPM

         Item                                 Total                        $/SF                      %PGR
         ----                                 -----                        ----                      ----

Effective Gross Rent:                         $459,768                     $7.74                     100%
Less Vac/Credit Loss                          $603                         $0.01                     0.1%
                                              --------                     -----                     ----
Effective Gross Rent                          $459,165                     $7.73                     99.9%
+ CAM/Reimbursements:                         $42,120                      $0.69                     8.9%
+ Misc Income:                                $3,439                       $0.06                     0.7%
                                              --------                     -----                     ----
Effec. Gross Income:                          $503,724                     $8.48                     100.0%

Less Expenses:
Management:                                   $30,762                      $0.52                     6.1%
Ad Valorem Tax:                               $33,939                      $0.57                     6.7%
Insurance:                                    $4,915                       $0.08                     1.0%
Administration Expense:                       $1,391                       $0.02                     0.3%
CAM:                                          $41,892                      $0.71                     8.3%
Utilities:                                    $0                           $0.00                     0.0%
Miscellaneous:                                $8,765                       $0.15                     1.7%
                                              --------                     -----                     ----
Total Expenses:                               $121,664                     $2.05                     24.2%
                                              --------                     -----                     ----

Net Operating Income:                         $382,060                     $6.43                     75.8%
                                              ========                     =====                     ====


Comments:      Utilities expense is included in CAM. Miscellaneous expense is non-pass through expense for building repair.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        37

COMPARABLE #3

Project Name:                                        Stratford Square
Location:                                            East Boulevard
                                                     Montgomery, Alabama
Year Built:                                          1987    GLA: 121,236 SF
Source:                                              Year end statement
Type Center:                                         Community Shopping Center
Analysis Year:                                       1995     Analysis By: PJM


         Item                                        Total                      $/SF                        %PGR
         ----                                        -----                      ----                        ----
Effective Gross Rent:                                $771,843                   $6.37                       %
+ CAM/Reimbursements:                                $118,804                   $0.98                       %
+ Misc Income:                                       $412                       $0.00                       %
                                                     --------                   -----                       ----
Effec. Gross Income:                                 $891,079                   $7.35                       $100.0%

Less Expenses:
  Management:                                        $43,173                    $0.36                       4.8%
  Ad Valorem Tax:                                    $47,541                    $0.39                       5.3%
  Insurance:                                         $12,987                    $0.11                       1.5%
  Administration Expense:                            $13,769                    $0.11                       1.5%
  CAM:                                               $53,488                    $0.44                       6.0%
  Utilities:                                         $0                         $0.00                       0.0%
  Miscellaneous:                                     $5,650                     $0.05                       0.6%
                                                     --------                   -----                       ----
Total Expense:                                       $176,608                   $1.46                       19.8%
                                                     --------                   -----                       ----

Net Operating Income:                                $714,471                   $5.89                       80.2%
                                                     ========                   =====                       ====

Comments: Miscellaneous expense includes $3,762 for on-site management and $1,888 for advertising and promotional expenses.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        38

COMPARABLE #4

Project Name:                                    Confidential
Location:                                        Central Alabama
Year Built:                                      1978    GLA: 62,510 SF
Source:                                          Year End Statement
Type Center:                                     Neighborhood Shopping Center
Analysis Year:                                   1995    Analysis By: PJM

         Item                                    Total                    $/SF                         %PGR
         ----                                    -----                    ----                         ----
Effective Gross Rent:                            $260,657                 $4.17                        100%
(plus) CAM/Reimbursements:                       $22,347                  $0.36                        %
(plus) Misc Income:                              $83                      $0.00                        %
                                                 --------                 -----                        ----
Effec. Gross Income:                             $283,087                 $4.53%                       100.0%

Less Expenses:
Management:                                      $10,663                  $0.17                        3.8%
Ad Valorem Tax:                                  $21,172                  $0.34                        7.5%
Insurance:                                       $4,405                   $0.07                        1.6%
Administration Expense:                          $3,556                   $0.06                        1.3%
CAM:                                             $25,305                  $0.40                        8.9%
Utilities:                                       $332                     $0.01                        0.1%
Miscellaneous:                                   $1,718                   $0.03                        0.6%
                                                 --------                 -----                        ----

Total Expenses:                                  $67,151                  $1.07                        23.7%
                                                 --------                 -----                        ----

Net Operating Income:                            $215,936                 $3.45                        76.3%
                                                 ========                 =====                        ====

Comments:      Miscellaneous expense is for building repair and maintenance not passed through to tenants.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        39


=====================================================================================================================
                                         SUMMARY OF EXPENSE COMPARABLES
=====================================================================================================================
EXPENSE COMPARABLE                           1                 2               3               4            AVG
---------------------------------------------------------------------------------------------------------------------
Effective Gross Income (Sq. Ft.)           $7.47            $8.48            $7.35            $4.53            $6.96

Less: Expenses

   Management (%)                          5.2%             6.1%             4.8%             3.8%             5.0%

   Ad Valorem Taxes (Sq. Ft.)              $0.36            $0.57            $0.39            $0.34            $0.42

   Insurance (Sq. Ft.)                     $0.12            $0.08            $0.11            $0.07            $0.10

   Administrative Expense (Sq. Ft.)        $0.16            $0.02            $0.11            $0.06            $0.09

   CAM (Sq. Ft.)                           $0.23            $0.71            $0.44            $0.40            $0.45

   Utilities (Sq. Ft.)                     $0.06            $0.00            $0.00            $0.01            $0.02

   Miscellaneous (%)                       0.6%             1.7%             0.6%             0.6%             0.9%
                                           -----            -----            -----            -----            -----

Total Expenses (Sq. Ft)                    $1.37            $2.05            $1.46            $1.07            $1.49
                                           =====            =====            =====            =====            =====

Expense Ratio (%)                          18.4%            24.2%            19.8%            23.7%            21.5%
=====================================================================================================================

Based on these expense comparables, the pertinent expense categories in appropriate amounts are estimated below.

Management/Leasing:        The management fees of the comparable properties
                           range from 3.8% to 6.1%. As indicated previously, the subject property is one of fifteen shopping centers in a cross collateralized portfolio of retail properties under single management. Considering economics of scale, the subject's management fee is estimated at the low end of the range at 4% of effective rental income.

Ad Valorem tax:            The actual ad valorem taxes levied against the
                           subject obtained from the Covington County Tax
                           Assessor's office have been deemed appropriate and included in this analysis.

Insurance:                 Based upon the expense comparable information
                           included herein, the cost of insuring the subject's improvements and the cost of liability insurance is estimated to be $2,535 per year or $0.10 per square foot of net leasable area.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        40

Common Area Maintenance:   The common area maintenance expense, including
                           utility expense for the parking and walkway areas, based on the expense comparables has been estimated to be $11,408 per year or $0.45 per sq. ft. of net leasable area.

Structural                 Maintenance: Structural maintenance is estimated to
                           be $.10 per square foot for a total annual amount of $2,535 which is found to be similar to other neighborhood shopping centers as well as typical requirements by permanent lenders.

Miscellaneous Expenses:    Miscellaneous expenses for legal and accounting
                           services has been estimated to amount to 1.0% of the effective gross income.

Based on the preceding, the total operating expenses are estimated to be $30,770 per year or $1.21 per square foot of net leasable area. The total expense estimate results in an operating expense ratio of 18.7% which is supported by the expense comparables.


NET OPERATING INCOME

The Net Operating Income is calculated by subtracting the Operating Expenses from the Effective Gross Income and is estimated at $133,676. The table on the following page is a reconstructed operating statement for the subject illustrating the previously discussed calculation of income and expenses.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        41

====================================================================================================================================
                                                     VALUATION - INCOME APPROACH
====================================================================================================================================
Potential Gross Income

Harco Drug                                    8450 Sq. Ft. @      $7.50       per Sq. Ft.   =                               $63,375

B. C. Moore                                  16900 Sq. Ft. @      $5.00       per Sq. Ft.   =                               $84,500
                                                                                                                            -------

Potential Gross Rental Income                                                                                              $147,875

Expense Contributions

Harco Drug                                    8450 Sq. Ft. @      $0.82       per Sq. Ft.   =                 $6,929

B. C. Moore                                  16900 Sq. Ft. @      $0.82       per Sq. Ft.   =                $13,858
                                                                                                             -------

Total Expense Contributions                                                                                                 $20,787
                                                                                                                            -------
Total Potential Gross Income                                                                                               $168,662

Less Vacancy & Collection Loss

                                                2.5% of Potential Gross Income                                               $4,217
                                                                                                                             ------

Effective Gross Income                                                                                                     $164,445

Less Expenses:                                                  % of EGI       Per Sq. Ft.          Total
                                                                --------       -----------          -----

   Management                                                       4.0%             $0.35         $5,915

   Ad Valorem Taxes                                                 4.0%             $0.27         $6,733

   Property Insurance                                               1.5%             $0.10         $2,535

   Common Area Maintenance                                          6.8%             $0.45        $11,408

   Structural Maintenance/Reserves                                  1.5%             $0.10         $2,535

   Miscellaneous                                                    1.0%             $0.07         $1,644

Total Expenses                                                                                                              $30,770
                                                                                                                            -------
Net Operating Income                                                                                                       $133,676
====================================================================================================================================


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        42

CAPITALIZATION RATE

To estimate the subject's value via the Income Approach, the subject's stabilized net operating income is capitalized with an overall capitalization rate of 9.0%. The selected overall capitalization rate is based on several methods of capitalization rate development with consideration given to the cross collateralization of the subject property with the other fourteen shopping centers in the securitized portfolio of retail properties. The capitalization rate development methods, which are presented following the Income Approach Summary on the following page, includes rates extracted from comparable sales, recently published investor surveys, and three methods using mortgage and equity positions which include the Ellwood, Band of Investment, and Debt Coverage Ratio methods.

Rates extracted from the comparable sales ranged from 9.57% to 10.20% with an average of 9.81% and the most recent sale being at 9.64%. Published rates from the Second Quarter 1997, Korpacz Real Estate Investor Survey for National Strip Shopping Centers, ranged from 8.25% to 13.00% with an average rate of 9.84% which is similar to the market extracted rates. The mid range rates from the three mortgage/equity methods ranged from 8.90% to 9.24%. The rates developed with mortgage equity factors reflect current conditions and declining interest rates. The criteria used for these methods was taken from the above mentioned investor survey and from interviews with mortgage brokers.

The High, Middle, and Low average of the five methods of capitalization rate development are 10.25%, 9.31%, and 8.71% respectively. Based on this analysis and the above considerations, the subject's overall capitalization rate is estimated to fall between the Middle and Low range of the five methods.

Given the preceding, the value indication provided by the Income Approach can be expressed as follows:


================================================================================
                                VALUE INDICATION
================================================================================
Net Operating Income            $133,676 Capitalized at     9.0%      $1,485,283

                                                         (ROUNDED)    $4,485,000

================================================================================



                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        43



====================================================================================================================================
                                             PROPERTY CAPITALIZATION RATE JUSTIFICATION
====================================================================================================================================
PROPERTY:                   Opp Marketplace Shopping Center

ADDRESS:                    Opp, Alabama

DATE:                       August 6, 1997
                                                                              Pessimistic          Most Likely          Optimistic
                                                                              -----------          -----------          ----------

                                                                              -----------------------------------------------------
1. Market extracted rates for                                                      10.20%                9.81%               9.57%
                                                                              -----------------------------------------------------
   similar local properties

                                                                              -----------------------------------------------------
2. Recent published  cap rates                                                     13.00%                9.84%               8.25%
                                                                              -----------------------------------------------------

   used by institutional investors

Source: Korpacz 2nd Q, 1997

3. Ellwood method calculated rates

                     11.55% = Eqty yield before tax

                              % Property appreciation (income) over

                              hold period =                                        -5.00%                0.00%               5.00%

                     75.00% = Mortgage percent of value

                      7.75% = Mortgage interest rate

                         20 = Mortgage term in years

                         10 = Investment holding period

                      9.85% = Rm = Mortgage constant

                     14.40% = Rmp = Mortgage constant over holding period

                     31.59% = P = Percent of mortgage paid off over hold period

                      5.82% = SFF = Sink fund factor

                     37.18% = J factor

                                                                              -----------------------------------------------------
                            Calculated cap rate =                                   9.36%                8.90%               8.45%
                                                                              -----------------------------------------------------

4. Band of Investment Method

                                      Mortgage percent to value                    70.00%               75.00%              80.00%

                                         Mortgage constant (Rm)                    10.35%                9.85%               9.35%

                                        Equity percent to value                    30.00%               25.00%              20.00%

                                    Eqty cash on cash rate (Re)                     8.00%                7.00%               6.00%
                                                                              -----------------------------------------------------
                                          Calculated cap rate =                     9.65%                9.14%               8.68%
                                                                              -----------------------------------------------------

5. Debt Coverage Ratio Method

                                      Req'd debt coverage ratio                      1.25                 1.20                1.15



   Mortgage percent to value                                                       70.00%               75.00%              80.00%

                                              Mortgage constant                    10.35%                9.85%               9.35%
                                                                              -----------------------------------------------------

                                          Calculated cap rate =                     9.06%                8.87%               8.60%
                                                                              -----------------------------------------------------



                                                  H.J. Porter & Associates, Inc.

                                Explanatory Notes
                          Capitalization Rate Evidence

The accompanying chart illustrates 5 different sets of data or evidence to appropriate current property capitalization rates.

     Item # 1 Reflects the current range in capitalization rates in the local market based on actual sales - this information is historical in nature although there has been a fairly consistent pattern evident in this market over the years.

     Item # 2 Reflects actual cap rates used by large financial institutions in the acquisition and financing of major real estate projects. These rates are also historical in nature, but are based on properties of a magnitude atypical in this market area. Properties that would appeal to at least a regional and perhaps a national market of potential buyers.

     Item # 3 Reflects a calculated cap rate utilizing the Ellwood model based on future expectations in income and property value growth and equity yield rates - explicit input assumptions are listed. This method is compelling when market mortgage and equity yield returns are predictable and property and income changes can be reliably predicted.

     Item # 4 Analyzes required capital outlays to service both the debt (ie mortgage payment) and the equity (cash on cash or before tax cash flow or equity dividend). The weighted average of these required returns is, by definition, equal to the capitalization rate. It should be noted that the mortgage interest rate and equity yield rate are NOT part of this calculation.

     Item #5 Provides another method often used by lenders. The debt coverage ratio is a factor equal to the net operating income divided by the annual debt service - in other words, it is an estimate of the "cushion" or excess of net operating income over and above debt service. The calculated cap can be solved for by the following formula R(o) = R(m) X DCR X M.

The actual cap rate used by the appraisers in this analysis is bracketed by this information. Further, this chart illustrates the implicit market expectations of the various investment parameters that are reflected by the specific capitalization rate used.



                                                  H.J. Porter & Associates, Inc.

                                                                              45
MARKET APPROACH

To estimate the subject property's value by market comparison, a direct comparison is made with actual sales of other shopping center properties. These sales are analyzed on the basis of price per square foot of gross building area
(GBA) and their effective gross income multiplier (EGIM).

While the subject property is part of a large portfolio of retail properties which would most likely be marketed as a total package, no sales of similar portfolios of properties were found with which to compare. The market for retail properties is national with purchase decisions made on the strength and reliability of the income streams. Similar shopping center sales were located in Birmingham, Moody, Madison, and Mobile, Alabama and Chattanooga, Tennessee.

Each sale is adjusted to the subject for pertinent items, including unusual financing or conditions of sale, time lapsed since sale, and physical differences such as age, condition, and construction quality and location as reflected in the net operating income.

The sales considered are detailed on the following pages with a comparison and adjustment following the presentation of the sales data.


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 46

COMPARABLE IMPROVED SALES

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

SALE #1
Address/Location:                   The Village on Lorna
                                    3001 Lorna Road
                                    Hoover, Alabama
Grantor:                            Lorna Properties
Grantee:                            Village on Lorna Shopping Center, Ltd.
Sale Date:                          05/26/1995
Sale Price:                         $11,200,000
Cash Equiv Price:                   $11,200,000
Equity:                             $2,240,000
Debt:   $8,960,000                  First Yr. Debt Service: $933,084
Terms:                              Cash to seller; equity, debt, and Yr. 1 debt
                                    service estimated based on 80% LTV,
                                    8.5% interest, and 20 year
                                    amortization.
Recorded:                           Inst. No. 1995-61351, Jefferson County
Verified With:                      Hunter Keller, Engel Realty (205) 939-6800
Verified By:                        David Mullins, MAI, H.J. Porter & Associates
Date Verified:                      04/18/1996
Rights Conveyed:                    Leased fee
Land Size:                          12.6 Acres


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 47

Access/Visibility:          Average/Average
Highest & Best Use:         Neighborhood shopping center
Parking:                    728 spaces Parking Ratio: 5.15/1,000 Sq. Ft.
Building Size:              141,444 SF(NRA)
Land:Bldg Ratio:            3.9:1
Year Built:                 1986
Condition:                  Average to Good
Building
Description:                One story neighborhood shopping center containing
                            two separate building of masonry construction
Anchors:                    Delchamps (51,945 Sq. Ft.) and Drugs for Less
                            (14,500 Sq. Ft.)
Anchor - Sq. Ft.:           66,445          Anchor %: 46.98
Local:                      Typical local, regional, and national small shop
                            tenants
Local - Sq. Ft.:            74,999        Local %: 53.02
Lease Information:          Anchor & Local: CAM, taxes and insurance. Delchamps
                            recently expanded and renovated
                            their space with an estimated
                            expenditure of 2.5 to 3.0 million
                            dollars. In conjunction, they signed
                            a new 15 year lease with 3, five
                            year options.

ANALYSIS
(1|2|3)*Source                                TOTAL $ AMOUNT     $ PER SF (GBA)
                                              --------------     --------------
(S\A\P)          Potential Gross Income:          $1,578,760         $11.16
(A\E\F)          Vac & Credit Loss:                  $94,725         $ 0.67
                                                  ----------         ------
(A\E\F)          Effec. Gross Income:             $1,484,034         $10.49
(A\E\F)          Less Expense:                      $376,266         $ 2.66
                                                  ----------         ------
(A\E\F)          Net Oper. Income                 $1,107,768         $ 7.83
(A\E\F)          Debt Service (Yr. 1)               $933,084         $ 6.60
                                                  ----------         ------
(S\A\F)          Cash Flow                          $174,684         $ 1.24


================================================================================
Field 1:         S=Seller                     B=Buyer                A=Appraiser

Field 2:         A=Actual                     E=Estimated

Field 3:         P=Prior Year                 F=Year Following
================================================================================



                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 48

INDICATORS OF VALUE:        Price Per SF (NRA):                          $79.18
                            PGIM:                                        7.09
                            EGIM:                                        7.55
                            R(o):                                        9.89%
                            Expense Ratio:                               25.35%

Remarks: PGI includes potential rent based on actual base rent plus expense contributions and miscellaneous income. The actual 1994 NOI was $901,481 and is somewhat skewed due to vacancy of local space during Delchamp's expansion and rent concessions during this period. Also, leasing commissions and tenant improvements were deducted as expenses before the NOI calculation.




                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 49

[GRAPHICS OMITTED]

SALE #2
Address/Location:                The Village at Moody
                                 U.S. Highway 411
                                 Moody, Alabama
Grantor:                         F.S. Partnership, Ltd.
Grantee:                         Birmingham Realty
Sale Date:                       02/14/1996
Sale Price:                      $4,485,000
Cash Equiv Price:                $4,485,000
Equity:                          $1,485,000
Debt:                            $3,000,000
Terms:                           $1,485,000 cash plus assumption of $3,000,000
                                 mortgage at market rates and terms.
Recorded:                        Deed Book 261 at page 313, St. Clair County
Verified With:                   Paul Spina, Grantor (205) 733-1131
Verified By:                     David Mullins, MAI, H.J. Porter & Associates
Date Verified:                   04/10/1996
Rights Conveyed:                 Leased fee
Land Size:                       8.43 Acres



                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 50

Access/Visibility:          Average/Average
Highest & Best Use:         Neighborhood shopping center
Parking:                    396 spaces  Parking Ratio: 6.51/1,000 Sq. Ft.
Building Size:              60,800 SF(NRA)
Land: Bldg Ratio:           6.0:1
Year Built:                 1995
Condition:                  Good
Building
Description:                In-line, one story masonry construction with brick
                            exterior on front and sides, and CCB on rear.  Flat
                            built-up roof system
Anchors:                    Winn-Dixie (44,000 Sq. Ft.)
Anchor - Sq. Ft.:           44,000                      Anchor %: 72.37
Local:                      J&E Ent., Head Start, Movie Gallery, Open Book,
                            Vulcan Rehabilitation, Moody Cleaners, Village
                            Beverage, Merle Norman, and The Nail Shop
Local - Sq. Ft.:            16,800                      Local %: 27.63
Lease Information:          Winn-Dixie - $7.00 per Sq. Ft.; Local tenant rent
                            ranges from $10.50 to $11.50 per Sq. Ft. with an average of $10.67 per sq. ft. All tenants pay pro-rata share of CAM, taxes, and insurance.

ANALYSIS
(1|2|3) *Source                                 TOTAL $ AMOUNT    $ PER SF (GBA)
                                                --------------    --------------
(S\A\P)             Potential Gross Income:           $533,922         $8.78
(A\E\F)             Vac & Credit Loss:                  $9,920         $0.16
                                                        ------         -----
(A\E\F)             Effec. Gross Income:              $524,002         $8.62
(A\E\F)             Less Expenses:                     $87,532         $1.44
                                                       -------         -----
(A\E\F)             Net Oper. Income                  $436,470         $7.18


================================================================================
Field 1:        S=Seller                 B=Buyer               A=Appraiser

Field 2:        A=Actual                 E=Estimated

Field 3:        P=Prior Year             F=Year Following
================================================================================


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 51

INDICATORS OF VALUE:     Price Per SF (NRA):                           $73.77
                         PGIM:                                         8.40
                         EGIM:                                         8.24
                         R(o):                                         10.18%
                         Expense Ratio:                                16.09%

Remarks: At the time of sale this center was less than one year old and did not have a complete year of operating history. PGI includes contract rent plus estimated expense contributions. Market vacancy was estimated at 5% of local tenant rent and expense contributions. Expenses include 4% management fee, taxes at $0.58 per sq. ft., insurance at $0.10 per sq. ft., CAM at $0.40 per sq. ft., and structural maintenance at $0.50 per sq. ft. This center is located at the northeast corner of Interstate 10 and U.S. Highway 411 in Moody, Alabama. This area is a rapidly growing commercial district in the Birmingham/Atlanta interstate corridor.

MARKET APPROACH - (CONTINUED)                                                 52

                               [GRAPHICS OMITTED]
                                  [PHTOGRAPH]

SALE #3
Address/Location:                  Plaza Center
                                   Hughes Road at Old Madison Pike
                                   Madison, Alabama
Grantor:                           Plaza, Ltd.
Grantee:                           Amberjack, Ltd.
Sale Date:                         12/21/1994
Sale Price:                        $5,850,000
Cash Equiv Price:                  $5,850,000
Terms:                             Cash to seller
Recorded:                          Deed Book 846 at page 1097, Madison County
Verified With:                     Tommy Tillman, Broker, (205) 822-7116
Verified By:                       David Mullins, MAI, H.J. Porter & Associates
Date Verified:                     01/11/1995
Rights Conveyed:                   Leased fee
Land Size:                         9.08 Acres
Access/Visibility:                 Good/Good
Highest & Best Use:                Neighborhood shopping center
Building Size:                     79,400 Sq. Ft. (NRA)



                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 53

Land: Bldg Ratio:              5.0:1
Year Built:                    1994
Condition:                     Good
Building
Description:                   One story masonry construction with brick veneer
                               and dryvit front. Flat built-up roof
Anchors:                       Kroger (62,800 Sq. Ft.)
Anchor - Sq. Ft.:              62,800                 Anchor %: 79.09
Local:                         Sporting Edge, Cleaners, Papa John's Pizza,
                               Heavenly Hear, Baskin-Robbins, Cornerstone, Movie
                               Gallery, and Hallmark Cards
Local - Sq. Ft.:               16,600                 Local %: 20.91
Lease Information:             All tenants pay pro-rata share of CAM, taxes, and
                               insurance.


ANALYSIS
(1|2|3) *Source                            TOTAL $ AMOUNT         $ PER SF (GBA)
(S\A\P)         Potential Gross Income:           $689,320          $8.68
(A\E\F)         Vac & Credit Loss:                 $17,750          $0.22
                                                  --------          -----
(A\E\F)         Effec. Gross Income:              $671,570          $8.46
(A\E\F)         Less Expenses:                    $111,457          $1.40
                                                  --------          -----
(A\E\F)         Net Oper. Income                  $560,113          $7.05

================================================================================
Field 1:        S=Seller            B=Buyer                         A=Appraiser
Field 2:        A=Actual            E=Estimated
Field 3:        P=Prior Year        F=Year Following
================================================================================

INDICATORS OF VALUE:         Price Per SF (NRA):                      $73.68
                             PGIM:                                    8.49
                             EGIM:                                    8.71
                             R(o):                                    9.57%
                             Expense Ratio:                           16.60%



                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 54

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

SALE #4
Address/Location:                  North Hixson Marketplace
                                   Hixson Pike and Camp Columbus Road
                                   Chattanooga, TN
Grantor:                           North Hixson, L.L.C.
Grantee:                           Amberjack, Ltd.
Sale Date:                         03/04/1996
Sale Price:                        $4,760,000
Cash Equiv Price:                  $4,760,000
Terms:                             Cash to seller
Recorded:                          Unknown, Hamilton County
Verified With:                     Dick Schmalz with Grantor (205) 871-2617
Verified By:                       David Mullins, MAI, H.J. Porter & Associates
Date Verified:                     03/15/1996
Rights Conveyed                    Leased fee
Land Size:                         9.24 Acres
Access/Visibility:                 Average/Average
Highest & Best Use:                Neighborhood shopping center




                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 55

Parking:                   405 Spaces      Parking Ratio: 5.88/1,000 sq. ft.
Building Size:             63,270 Sq. Ft. (NRA)
Land: Bldg Ratio:          6.4:1
Year Built:                1995
Condition:                 Good
Building
Description:               One story neighborhood shopping center with split
                           face block exterior walls and synthetic stucco on steel stud canopy.

Anchors:                   Winn-Dixie (49,600 sq. ft. GBA and 44,000 sq. ft.
                           NRA) and Big B Drugs (8,470 sq. ft.)
Anchor - Sq. Ft.:          52,470                      Anchor %: 82.93
Local:                     Movie Gallery, Sally's Beauty, and other local
                           tenants
Local - Sq. Ft.:           10,800                      Local %: 17.07
Lease Information:         All tenants pay pro-rata share of CAM, taxes, and
insurance.


ANALYSIS
(1|2|3) *Source                               TOTAL $ AMOUNT      $ PER SF (GBA)
                                              --------------      --------------
(S\A\P)     Potential Gross Income:                $623,083           $9.85
(A\E\F)     Vac & Credit Loss:                      $13,057           $0.21
                                                   --------           -----
(A\E\F)     Effec. Gross Income:                   $610,026           $9.64
(A\E\F)     Less Expenses:                         $124,533           $1.97
                                                   --------           -----
(A\E\F)     Net Oper. Income:                      $485,493           $7.67

================================================================================

Field 1:       S=Seller              B=Buyer                        A=Appraiser

Field 2:       A=Actual              E=Estimated

Field 3:       P=Prior Year          F=Year Following
================================================================================

INDICATORS OF VALUE:    Price Per SF (NRA):               $75.23
                        PGIM:                             7.64
                        EGIM:                             7.80
                        R(o):                             10.20%
                        Expenses Ratio:                   20.41%


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 56

Remarks: At the time of sale there were two vacant local shops containing 2,400 sq. ft. Expense contribution included in PGI and local vacancy. Vacancy based on 10% of local shop income plus expense contributions. Expenses based on 4% management, excluding expense contributions, $1.59 for taxes, CAM, and insurance, plus $0.05 for structural reserves. The estimated expenses were consistent with the Grantor's pro forma. Average local shop space rent for leased space was $10.45 per sq. ft.


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 57

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

SALE #5
Address/Location:               Hillcrest Marketplace
                                Hillcrest Road at Grelot Road
                                Mobile, Alabama
Grantor:                        Hillcrest Marketplace, Ltd.
Grantee:                        Confidential
Sale Date:                      9/15/1997 (Proposed Closing Date)
Sale Price:                     $6,490,000
Cash Equiv Price:               $6,490,000
Terms:                          Cash to seller
Recorded:                       Sale Pending
Verified With:                  Scott Holcombe, Arlington Properties - Developer
                                (205) 328-9600
Verified By:                    Harris Hollans, H.J. Porter & Associates
Date Verified:                  04/02/1997
Rights Conveyed:                Leased fee
Land Size:                      12.49 Acres
Access/Visibility:              Good/Good
Highest & Best Use:             Neighborhood shopping center



                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 58

Parking:                   359 Spaces       Parking Ratio: 4.63/1,000 sq. ft.
Building Size:             76,365 Sq. Ft.(NRA)
Land:Bldg Ratio            7.1:1
Year Built:                1997
Condition:                 Good
Building
Description:               Red brick veneer front over concrete block walls.
                           Reinforced concrete slab.  Single ply membrane
                           roof.  Raised seam metal and canvas awning.
Anchors:                   Winn-Dixie (51,282 sq. ft.) and Revco Drugs (9,240
sq. ft.)
Anchor - Sq. Ft.:          60,522            Anchor %: 79.25
Local:                     Typical national, regional, and local tenants
Local - Sq. Ft.:           15,843                      Local %: 20.75
Lease Information:         Winn-Dixie rent is $8.00 per sq. ft.; Revco rent is
                           $8.00 per sq. ft.; local tenant rents are $12.50 per sq. ft. Anchor expense contributions were estimated at $0.99 per sq. ft. with local tenants at $1.38 per sq. ft.


ANALYSIS
(1|2|3) (*)Source                            TOTAL $ AMOUNT      $ PER SF (GBA)
(S\A\P)        Potential Gross Income             $756,072           $9.90
(A\E\F)        Vac & Credit Loss:                  $17,613           $0.23
                                                   -------           -----
(A\E\F)        Effec. Gross Income:               $738,459           $9.67
(A\E\F)        Less Expenses:                     $112,823           $1.48
                                                  --------           -----
(A\E\F)        Net Oper. Income                   $625,636           $8.19

================================================================================
Field 1:          S=Seller                B=Buyer                A=Appraiser

Field 2:          A=Actual                E=Estimated

Field 3:          P=Prior Year            F=Year Following
================================================================================

INDICATORS OF VALUE:       Price Per SF (NRA)              $84.99
                           PGIM:                           8.58
                           EGIM:                           8.79
                           R(o):                           9.64%
                           Expense Ratio:                  15.28%



                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 59

Remarks: The total gross building area of the shopping center is 77,557 sq. ft. Local tenant space was projected to be 100% leased prior to completion. The sale of the property was also negotiated prior to completion. Estimated completion date was July, 1997. There were five out-parcel lots at the center which were not included in the transaction. Significant site work was necessary for development. Estimated site work totalled $85,000 per acre. Out-parcels were marketed to Wendy's, New York Bagel, and Boston Market.



                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                               IMPROVED SALES MAP

MARKET APPROACH - (CONTINUED)                                                 60

The sales detailed above are compared and adjusted to the subject for pertinent items of difference as:

===============================================================================================================================
                                              SUMMARY OF IMPROVED SALES AND ADJUSTMENTS
===============================================================================================================================
Comp. Number                     Subject              #1               #2              #3                #4                  $5
-------------------------------------------------------------------------------------------------------------------------------
Center Name                                 Vill @ Lorna           Vill @           Plaza      North Hixson            Hillcres+
                                                                    Moody          Center

Grantor                                      Lorna Prop.      FS Partners      Plaza, Ltd      North Hixson           Hill. Ltd

Grantee                                     Birm. Realty      Birm Realty      Amberjack.        Amberjack.                Conf
                                                                                      Ltd               Ltd

Cash Eq. Sale Price                          $11,200,000       $4,485,000      $5,850,000        $4,760,000          $6,490,000

Date of Sale                      8/6/97         5/26/96          2/14/96        12/21/94            3/4/96              7/1/97

Gross Leasable Area               25,350         141,444           60,800          79,400            63,270              76,365

Sale Price/Sq. Ft.                                $79.18           $73.77          $73.68            $75.23              $84.99

NOI                             $133,676      $1,107,768         $436,470        $560,113          $485,493            $625,636

NOI per Sq. Ft.                    $5.27           $7.83            $7.18           $7.05             $7.67               $8.19

EGIM                                                7.55             8.56            8.71              7.80                8.79
===============================================================================================================================
ADJUSTMENTS                                           #1               #2              #3                #4                  #5
-------------------------------------------------------------------------------------------------------------------------------
Conditions of Sale                                Normal           Normal          Normal            Normal              Normal
                                                   $0.00            $0.00           $0.00             $0.00               $0.00

Market Conditions/Time 5.00%                       11.0%             7.4%           13.1%              7.1%                0.5%

Preliminary Adj. Price/Sq. Ft.                    $87.89           $79.21          $83.36            $80.59              $85.41
===============================================================================================================================
PHYSICAL DIFFERENCES                                  #1               #2              #3                #4                  #5
-------------------------------------------------------------------------------------------------------------------------------
NOI Adjustment                                     -32.7%           -26.5%          -25.2%            -31.3%              -35.6%

Overall Adjustment                               ($25.87)         ($19.58)        ($18.60)            $23.53            ($30.29)
===============================================================================================================================
FINAL ADJUSTED PRICE/SQ. FT. OF BLDG              $62.02           $59.63          $64.75             $57.06             $55.12
===============================================================================================================================

The sales were adjusted to the subject for the following items:

CONDITION OF SALE:  No adjustment indicated.

TIME: Considers an increase of 5% per year based on analysis of the overall capitalization rates of the comparable sales and range of rates from the five methods considered in the Income Approach.


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 61

NET OPERATING INCOME:      The comparable sales were adjusted to the subject
                           based on the difference in net operating income. As indicated in the following table, there is a direct relationship between the sale price per square foot and net operating income per square foot.

                           ===============================================
                           SALE NO.           SP/SQ. FT.       NOI/SQ. FT.
                           ===============================================

                              1                 $79.18            $7.83

                              2                 $73.77            $7.18

                              3                 $73.68            $7.05

                              4                 $75.23            $7.67

                              5                 $84.99            $7.64
                           ===============================================
                           Subject                NA              $5.27
                           ===============================================

                           The adjustment for NOI is based on the following formula: the subject's NOI per square foot is subtracted from the comparables estimated NOI per square foot and the difference is divided by the comparable's NOI per square foot.

The adjusted sales present an adjusted range of value from $55.12 to $64.75 per square foot. Each of the sales was given relatively equal weight in the estimate of value on a per sq. ft. basis. Based on these adjusted sales, the subject property is valued by direct comparison as:


================================================================================
                       VALUE INDICATION - MARKET APPROACH
================================================================================
Price per Sq. Ft.:     25,350    Sq. Ft. x    $58.00   per Sq. Ft.=   $1,470,300

                                                       ROUNDED        $1,470,000

================================================================================



                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 62

The Effective Gross Rent Multipliers (EGIM) derived from the above sales are highlighted as:

     =====================================================================
     Sale No.                    EGIM                       Expense Ratio
     =====================================================================

         1                       7.55                          25.30%

         2                       8.56                          16.70%

         3                       8.71                          16.60%

         4                       7.80                          20.40%

         5                       8.79                          15.28%

      Subject                     NA                           18.71%
     =====================================================================

The Effective Gross Income Multipliers of the four comparable sales range from
7.55 to 8.79. There is a direct correlation between operating expense ratios and EGIM's. Sales 2, 3, and 5 have lower operating expense ratios; Sales 1 and 5 have higher operating expense ratios. As the subject's forecasted operating expense ratio is 18.71 which is closer to Sales 2, 3 and 4, it would be considered reasonable to assume it would have an EGIM near the higher end of the range. The subject is part of a cross collateralized portfolio as discussed previously and would enjoy the benefits of such an association hence, a EGIM toward the higher end of the range would appear justified.

Based on these sales, the subject is valued by EGIM as:

================================================================================
                       VALUE INDICATION - MARKET APPROACH

Effective Gross Income Multiplier       $164,445  PGI x      8.75  =  $1,439,000
================================================================================

CONCLUSION

The two market indicators of value are correlated with greater weight given to adjusted sale price per square foot for a value by Market Approach of $1,460,000.


                                                  H.J. Porter & Associates, Inc.

RECONCILIATION AND FINAL VALUE ESTIMATE

Cost Approach ......................................................  $1,314,000

This approach is felt to be reliable, being based on a respected national cost service's figures as well as actual cost of other centers and the Developer's cost breakdown. The land value is based on commercial land sales from the subject's market area and is felt to be well supported. However, this approach does not mirror the actions of investors in properties similar to the subject. Therefore, this approach is given little consideration in the final value estimate.

Income Approach ....................................................  $1,485,000

This approach is felt to be most indicative of the subject's value. It best reflects current and projected market conditions as they relate to the subject and mirrors the actions of investors in today's market. Overall, this approach is afforded greatest consideration and is supported by the Market Approach.

Market Approach ....................................................  $1,460,000

This approach is based on the most recent sales of other neighborhood shopping centers and is reliant upon the direct sales comparison on a price per square foot basis, and the effective income multiplier method. This approach is afforded less consideration than the Income Approach.

Based on the value indications summarized above, we are of the opinion that the subject's leased fee interest, has a market value, as of August, 6, 1997, of:

                ONE MILLION FOUR HUNDRED EIGHTY THOUSAND DOLLARS
                ------------------------------------------------
                                  ($1,480,000)


                   Divided As:       Improvements      $1,413,400
                                     Land              $   66,600
                                                       ----------
                                     Total             $1,480,000



                                                  H.J. Porter & Associates, Inc.

                                  CERTIFICATION

We certify that, to the best of our knowledge and belief,...

1.   The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

3. Neither party signing this report has a present or prospective interest in the property that is the subject of this report, nor do they have any personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

6. The use of this report is subject to the requirements of the Appraisal Institute and the Alabama Real Estate Appraisers Board relating to review by its duly authorized representatives.

7. This assignment was made subject to regulations of the State of Alabama Real Estate Appraisers Board. The undersigned state certified appraiser has met the requirements of the board that allow this report to be regarded as a 'certified appraisal'.

8. Howard J. Porter, Jr., MAl, CCIM, is currently certified under the continuing education program of the Appraisal Institute.

9. Howard J. Porter, Jr., MAl, CCIM, has not made a personal inspection of the property that is the subject of this report.


                                                  H.J. Porter & Associates, Inc.

10. Glen E. Heinzelman, Associate, has made a personal inspection of the property that is the subject of this report.

11. No one provided significant professional assistance to the persons signing this report.

12. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

13. Based upon the foregoing investigations and analysis, it is our opinion that the subject property has a market value estimate as of August 6, 1997:

                ONE MILLION FOUR HUNDRED EIGHTY THOUSANDS DOLLARS
                -------------------------------------------------
                                  ($1,480,000)

/s/Howard J. Porter                            11/13/97
------------------------------------------     ---------
Howard J. Porter, Jr., MAI, CCIM               Date
Certified General Real Property Appraiser
Alabama Certificate #G51


/s/Glen E. Heinzelman
------------------------------------------     ---------
Glen E. Heinzelman, Associate                  Date
Licensed Real Property Appraiser
Alabama Certificate #L12


                                                  H.J. Porter & Associates, Inc.

EXHIBITS
   Location Map ................................................. Facing Page 4
   Tax Map Segments ....................................... Facing Page 6 and 7
   State Map .................................................... Facing Page 9
   Site Plan ....................................................Facing Page 15
   Subject Photographs ..........................................Facing Page 16
   Land Sales Map ...............................................Facing Page 27
   Improved Sales Map ...........................................Facing Page 60

REAR EXHIBITS
   Korpacz Real Estate Investor Survey
   Assumptions and Limiting Conditions
   Qualifications
   State of Alabama Certification



                                                  H.J. Porter & Associates, Inc.

                              LEASE SUMMARY NO. 1.

Tenant:                        B.C. Moore & Son's, Inc.

Term:                          15 Years

Area:                          16,900 Sq. Ft.

Renewal Options:               One, five year option

Minimum Rent:                  $84,500 per year or $5.00 per Sq. Ft.

Percentage Rent:               2% of gross exceeding breakpoint

Expense Contributions:         Tenant pays pro-rata share of taxes, insurance,
                               and common area maintenance.

Utilities:                     Paid by tenant

Repairs by  Landlord:          Common area and all structural repairs

Repairs by Tenant:             HVAC, plumbing, electrical, sewage, and interior
                               repairs

Parking:                       Not less than 4.5 spaces per 1,000 sq. ft. NRA

Subletting:                    Allowed with written permission from landlord

Subordination:                 Lease is fully subordinated.



                                                  H.J. Porter & Associates, Inc.

                               LEASE SUMMARY NO. 2

Tenant:                        Harco Drugs, Inc.

Term:                          15 Years

Area:                          8,450Sq. Ft.

Renewal Options:               Four, five year options

Minimum Rent:                  $63,375 per year or $7.50 per Sq. Ft.

Percentage Rent:               2% of gross exceeding breakpoint

Expense Contributions:         Tenant pays pro-rata share of taxes, insurance,
                               and common area maintenance.

Utilities:                     Paid by tenant

Repairs by Landlord:           Common area and all structural repairs

Repairs by Tenant:             HVAC, plumbing, electrical, sewage, and interior
                               repairs

Parking:                       Not less than 4.5 spaces per 1,000 sq. ft. NRA

Subletting:                    Allowed with written permission from landlord

Subordination:                 Lease is fully subordinated.


                                                  H.J. Porter & Associates, Inc.

[KORPACZ - LETTERHEAD]

NATIONAL STRIP SHOPPING CENTER MARKET

The trend toward investors focusing on retail acquisitions continues this quarter. They believe that since the prices of other property types have been bid up, retail offers better relative values. "We're seeing the beginning of a run up in retail again," says one participant. The major interest tends to be on neighborhood and community centers.

     The optimum size of the ideal strip shopping center is 100,000 square feet to 130,000 square feet, but investors will also consider larger properties, especially if there is the potential to put in other anchor stores, such as Marshall's or T.J. Maxx. Although buyers prefer not to have centers that are smaller than 100,000 square feet, some portfolios may have centers as small as 70,000 square feet and as large as 200,000 square feet. "But there you have to take good with bad," comments a participant. The supply of available strip centers is plentiful, but it is hard to find those of optimum size that are anchored by a market-dominant grocery store.

     The importance of the grocery anchor is based on its capability to generate traffic in the center, which greatly enhances the landlord's ability to lease the in-line stores. The traffic increases in-line store sales volume, which mitigates the risk of ownership and provides the investor with the requisite yield from such a center.

     The size of the grocery anchor is also significant in its competitive position. Although the optimum size varies by market, in major metropolitan areas between 50,000 square feet and 75,000 square feet is ideal. In smaller markets a 40,000-square-foot store can be successful. However, the older 25,000-square-foot stores are considered functionally obsolete.

     Over the next 12 months, prices in the national strip shopping center market are expected to remain stable or drop slightly. Survey participants put the average decrease at 1.78%.

     Key indicators in the national strip shopping center market support the expectation of stagnant values for the year. Again this quarter, the changes in indicators are small. The average discount rate (IRR) increased 2 basis points (see Table 7). This follows a 10-basis-point decrease last quarter.

     The average overall cap rate (OAR) decreased 1 basis point to 9.84%. Highly desirable centers trade at cap rates between 8.00% and 10.00%, but most close at cap rates between 10.00% and 11.00%.

     Strip shopping centers have long been perceived to pose higher investment risk than regional malls, and both IRRs and going-in cap rates have reflected a premium for the higher risk. In fourth quarter 1996, however for the first time since we began tracking the national strip shopping center market in fourth quarter 1991, the average IRR fell below the national regional mall market average IRR. This quarter the rates are 11.55% and 11.75%, respectively.

     The strip shopping center OAR is still considerably higher than the regional mall rate. The spread between the two had narrowed during 1996. However, last quarter's 7-basis-point increase in the strip shopping center OAR widened the gap again. The current OAR premium is 127 basis points. It was 173 one year ago. By comparison, the national power center OAR is 9.58%, 26 basis points lower than the strip shopping center rate.

     Investors would like to acquire portfolios of neighborhood and community shopping centers that are located in one region, thus presenting the opportunity for management and leasing efficiencies. These are difficult to find, however, and are priced at a premium.|_|


TABLE 7
NATIONAL STRIP SHOPPING CENTER MARKET
SECOND QUARTER 1997

                                           CURRENT                  LAST                 YEAR
KEY INDICATORS                             QUARTER                QUARTER                AGO
================================     ===================     ================      ===============
Discount Rate (IRR)(a)
================================     ===================     ================      ===============
RANGE                                   10.00%-14.00%          10.00%-14.00%        10.00%-14.00%
AVERAGE                                    11.55%                  11.53%               11.74%
CHANGE(Basis Points)                         --                      +2                  -19

================================     ===================     ================      ===============
Overall Cap Rate (OAR)(a)
================================     ===================     ================      ===============
RANGE                                   8.25%-13.00%            8.25%-13.00%         8.25%-13.00%
AVERAGE                                     9.84%                  9.85%                9.90%
CHANGE (Basis Points)                        --                      -1                   -6

================================     ===================     ================      ===============
Market Rent Change Rate(b)
================================     ===================     ================      ===============
RANGE                                    0.00%-6.00%            0.00%-6.00%          0.00%-6.00%
AVERAGE                                     2.83%                  2.73%                2.60%
CHANGE (Basis Points)                        --                     +10                  +23

================================     ===================     ================      ===============
Expense Change Rate(b)
================================     ===================     ================      ===============
RANGE                                    0.00%-5.00%            0.00%-5.00%          2.00%-5.00%
AVERAGE                                     3.58%                  3.67%                3.99%
CHANGE (Basis Points)                        --                      -9                  -41

================================     ===================     ================      ===============
Residual Cap Rate
================================     ===================     ================      ===============
RANGE                                   8.25%-12.00%            8.25%-12.00%         8.25%-13.50%
AVERAGE                                     9.92%                  9.92%                10.13%
CHANGE (Basis Points)                        --                      0                   -21

a.   Rate on unleveraged, all-cash transactions
b.   Initial rate of change

12==============================================================================

                        [CTE ENVIRONMENTAL - LETTERHEAD]

                                                               December 28, 1994

First Alabama Bank
P.O. Box 511
Montgomery, Alabama 36134-0511
Attn: Mr. Spencer Knight

Newton, Oldacre & McDonald
725 East Main Street
Prattville, Alabama 36067
Attn: Mr. Tom Newton

Re:  Site Assessment/Review
     Winn Dixie/Harco Drugs Shopping Center
     Opp, Alabama

Gentlemen;

     CTE Environmental has completed the requested site visit and environmental report review of the Phase 1 Environmental Assessment conducted jointly by Associated Testing Laboratory and Gallett & Associates, Inc.

     The purpose of this letter is to verify that the previously mentioned report is still valid and that, since March 25, 1992, no environmental hazards have been introduced onto the site or adjacent sites.

     Our investigation began with a review of the existing site through a personal visit by our engineer. The site has changed in physical appearance since 1992. Many cubic yards of soil has been excavated and hauled away from the site to prepare the construction site for a future Winn Dixie and Harco Drugs Store. The preparation of the site has improved the overall environmental issue since any potential surface contaminant has been removed leaving bare, undisturbed earth. No off-site soils have been used at the site.

     The parcel of land to the Northwest at the intersection of Perry Store Road and U.S. Highway 331 is now occupied by a new Burger King Restaurant. A new McDonald's Restaurant occupies the lot to the Southwest of the Winn Dixie parcel and across U.S. 331.

     All other references in the report of 1992, are basically correct as to surrounding properties with the exception of the Independant Service Station to the Southeast of the site. It could no longer be located.

                                                                      2821
                                                                Chestnut Street
                                                                   Montgomery
                                                                    Alabama
                                                                     36107
                                                                 (205) 834-4719
                                                                 P.O. Box 6325
                                                                     36106

Winn Dixie/Harco, Opp, AL
December 28, 1994
Page 2

     State, County, and local files remain free of site related environmental concerns. The Tom Thumb Amoco Convenience Store is currently registered on the Alabama Department of Environmental Management Trust Fund Program (a State Insurance program). No reported leaks or spills have occurred at this site. The store is in basic compliance with Federal and State laws at this time.

     Other paragraphs contained in the Associated Testing/Gallet & Associates report concerning the Geology, Hydrogeology, Property Ownership, and Aerial Photographs have not changed and are still applicable to a current sale of the property.

     It is our opinion that the site is environmentally clear of contamination. Our survey is the result of conditions at the site on the date of this report and does not extend to contamination introduced at a later date by other parties.

Very Truly yours;
CTE Environmental

/s/Jerry W. Gilbert
-----------------------
Jerry W. Gilbert, P.E.
President

Attachment

cc: Ruston, Stakely, Johnson & Garrett
    P.O. Box 270
    Montgomery, Alabama 36101-0270
    Attn: Mr. Jesse Williams, Attorney

                                                          [SEAL]

               [ASSOCIATED TESTING LABORATORY, INC. - LETTERHEAD]

                                 Montgomery, AL

                            PRELIMINARY ENVIRONMENTAL

                            SITE ASSESSMENT (PHASE I)

                             WINN DIXIE /HARCO DRUGS

                                 SHOPPING CENTER

                                  OPP, ALABAMA

                                  JOB # 92-172


                                                 Prepared For:

                                                 NEWTON DEVELOPMENT CORP

                                                 725 East Main Street

                                                 Prattville, Alabama

                       ASSOCIATED TESTING LABORATORY, INC.
                                 P.O. Box 250954
                            Montgomery, AL 36125-0954

PHONE: (205) 834-9861                                        3029 Fairwest Place
Voice Beeper 269-7361             March 25, 1992            Montgomery, AL 36108

NEWTON DEVELOPMENT CORP.
725 East Main Street
Prattville, Alabama 36067

Attn: Mr Tom Newton

Re:       Preliminary Environmental Site Assessment (Phase I)
          Winn Dixie/Harco Drugs Shopping Center
          Opp, Alabama

Dear Mr Newton:

ASSOCIATED TESTING LABORATORY, INC. AND GALLETT & ASSOCIATES, INC. jointly have completed the authorized environmental site assessment for above referenced site. This report describes our study and presents our findings.

The site was inspected by an ATL Engineering Technician for the purpose of evaluating any past or present environmental liabilities which may be associated with the present ownership of the subject property and with the surrounding area. In addition, regulatory and historical information was reviewed to determine past site conditions and usage.

Specifically, potential enviromental liabilities which were addressed in this study include: local past and present waste disposal practices, presence of underground storage tanks or electrical equipment, unusual storage conditions, and stressed vegitation growth.

Based on our inspection and data review, we found no evidence to suggest the presendence of hazardous materials or the past disposal of hazardous materials on the site.

We appreciate the opportunity to be of service to you on this project. If you have any questions pertaining to this report or if we may be of service to you in the future, please do not hesitate to contact us.

Very truly yours,

/s/H.W. Carr, Jr.                                      /s/William W. Cooch
---------------------------------                      ------------------------
ASSOCIATED TESTING LABORATORY, INC.                    GALLET & ASSOCIATES, INC.

H.W. Carr, Jr.                                         William W. Cooch
President                                              Manager, Environmental
                                                       Services


                        Materials Testing and Inspection
            Environmental Site Studies / Geo Technical Investigations

                                                 TABLE OF CONTENTS


1.0       INTRODUCTION

         1.1      PURPOSE, SCOPE, AND AUTHORIZATION.......................................................

         1.2      INFORMATION SOURCES.....................................................................

2.0      SITE DESCRIPTION.................................................................................

3.0      GEOLOGY AND HYDROGEOLOGY AND SUBSURFACE INVESTIGATION............................................

         3.1      GEOLOGY.................................................................................

         3.2      HYDROGEOLOGY............................................................................

         3.3      GEOTECHNICAL INVESTIGATION RESULTS......................................................

4.0      ASSESSMENT PROCEDURES............................................................................

         4.1      PROPERTY OWNERSHIP RECORDS REVIEW.......................................................

         4.2      GOVERNMENT REGULATORY/EMERGENCY RESPONSE RECORDS REVIEW

         4.3      AERIAL PHOTOGRAPH REVIEW................................................................

         4.4      INTERVIEWS..............................................................................

         4.5      WALKING SURVEY..........................................................................

5.0      SUMMARY AND CONCLUSIONS..........................................................................

6.0      QUALIFICATIONS...................................................................................


                                    APPENDIX

        PLATE #1SITE       LOCATION MAP

        PLATE #2           SITE PHOTOGRAPHS

        PLATE #3           BOREING LOCATIONS

                                1.0 INTRODUCTION


1.1  PURPOSE, SCOPE AND AUTHORIZATION

     The purpose of this assessment was to investigate potential liabilities associated with the site and/or surrounding property. The scope of our study included review of available information and records, visual inspection of the site and surrounding property, and preparation of this report. This work was authorized by Mr. Tom Newton, NEWTON DEVELOPMENT CORP., 725 E. Main Street, Prattville, Alabama.

1.2  INFORMATION SOURCES

     Research of land use and environmental conditions of the site and surrounding property included utilization of the following sources:

(1) Geological and hydrogeological information obtained from publications of Geological Survey of Alabama.

(2) Records of past ownership obtained from Title Information prepared by Mr. Mark Murphy, MURPHY, MURPHY & BUSH, 5 E. Court Square, Andalusia, Alabama, Attorneys.

(3)  United States Environmental Protection Agency (EPA) National Priority List
     (NPL) of known environmentally contaminated sites which will be or are receiving federal assistance in remediation.

(4) United States Environmental Protection Agency (EPA) Comprehensive Environmental Response, Compensation and Liability List (CERCLIS) of sites suspected to contain contamination.

(5) United States Environmental Protection Agency (EPA) Hazardous Waste Data Management System (HWDMS) List of facilities involved in the treatment, storage and disposal of hazardous waste.

(6) United States Environmental Protection Agency (EPA) Facility Index System (FINDS) List of sites or facilities subject to EPA regulations.

(7) 1975 aerial photographs of the study area examined at Covington County Mapping Office and 1985 aerial photographs examined at USDA Soil Conservation Service, Andalusia, Alabama.

(8)  Personal interviews with the following:

     a. Mr. Lawrence Bowden, Deputy Director of State of Alabama Emergency Management Agency

     b.   Mr. Gary Morrison, Covington County Director of Emergency Management

     c.   Mr. G. Waltney, Opp Fire Chief, Opp, Alabama

     d.   Mr. Charles McGowan, Opp Utilities Board

     e.   Mr. Rick Moore, Amoco Oil Co. Distributor, owner of adjacent property

     f.   Mr. Breedlowe, OPP BUILDING MATERIALS, current owner of property

     g. Mr. Rigas Logiotatos, owner of adjacent property including service station.

(9) A walking survey and inspection of the site and surrounding area by an ATL professional.


2.0  SITE DESCRIPTION

     STATE OF ALABAMA
     COVINGTON COUNTY

     Tract No. 1 Description

     Commence at the Southwest corner of the Southeast 1/4 of the Southeast 1/4 of Section 28, Township 4 North, Range 18 East, Covington County, Alabama, said point being the point of beginning.

     Thence North 00 degrees 09' 54" East a distance of 470.70 feet to an iron pin lying on the South right-of-way line of Perry Store Road; thence along said South right-of-way line South 84 degrees 55' 00" East a distance of
     210.00 feet to an iron pin; thence leaving said right-of-way line South 00 degrees 14' 22" West a distance of 679.33 feet to an iron pin; thence. North 85 degrees 16' 12" West a distance of 209.01 feet to an iron pin; thence North 00 degrees 09' 54" East a distance of 210.00 feet to an iron pin and the point of beginning; said Tract No. 1 lying in the Southeast 1/4 of the Southeast 1/4 of Section 28, and the Northeast 1/4 of the Northeast 1/4 of Section 33, Township 14 North, Range 18 East, Covington County, Alabama and containing 3.26 acres, more or less.


     STATE OF ALABAMA
     COVINGTON COUNTY

     Tract No. 2 Description

     Commence at the Southwest corner of the Southeast 1/4 of the Southeast 1/4 of Section 28, Township 4 North, Range 18 East, Covington County, Alabama, said point being the point of beginning.

     Thence North 89 degrees 57' 06" West a distance of 163.66 feet to an iron pin lying on the East right-of-way line of U.S. Highway 331; thence along said East right-of-way line North 13 degrees 26' 41" West a distance of
     55.70 feet to an iron pin and P.C. of a curve to the left; thence along the chord bearing of said curve to the left North 23 degrees 19' 53" West a chord distance of

     249.58 feet to an iron pin lying on the East right-of-way line of U.S. Highway 331; thence leaving said right-of-way line North 54 degrees 25' 00" East a distance of 42.24 feet to an iron pin; thence North 04 degrees 06' 00" West a distance of 97.50 feet to an iron pin; thence North 08 degrees 25' 00" West a distance of 89.71 feet to an iron pin lying on the South right-of-way line of Perry Store Road; thence along said right-of-way line South 84 degrees 55' 00" East a distance of 263.60 feet to an iron pin; thence leaving said right-of-way line South 00 degrees 09' 54" West a distance of 470.70 feet to an iron pin and the point of beginning, said Tract No. 2 lying in the Southwest 1/4 of the Southeast 1/4 of Section 28, Township 4 North, Range 18 East, covington County, Alabama and containing
     2.51 acres, more or less.

3.1  GEOLOGY

     The project site is underlain by Residuum, which consists of white to moderate reddish-orange sandy clay and clay with scattered layers of gravelly medium to coarse sand, fossiliferous chert and limestone boulders, and limonitic sand masses. The Residuum was derived from the solution and collapse of limestone in the Jackson Group and Oligocene Series and the slumping of Miocene sediments.

3.2  HYDROGEOLOGY

     The site slopes from east to west generally with a drainage slough running along the south property line. The north side is bounded by Perry Store Road. A drainage swell runs between survey site and small parcel on northwest corner.

3.3  GEOTECHNICAL INVESTIGATION REPORT

     There was a Geo-Technical Study made for the proposed Shopping Center performed by ASSOCIATED TESTING LABORATORY, INC., on June 17, 1991. A review of this report does not indicate the presence of any contamination on the site.

                           4.0 ASSESSMENT PROCEDURES

4.1  PROPERTY OWNERSHIP REVIEW

     The study site is currently owned by OPP BUILDING & SUPPLY INC. which has owned the site since 1977. Ownership of a portion of the property came from J.
M. Breedlowe Estate while another portion of the property was acquired from Marie Helms who obtained her portion of the property from Helms, Reiser & Williams in 1900. This information does not indicate any commercial use of the property even though present owner is a business firm. The adjoining property is a mixture of undeveloped farm land, residential and commercial property with one light manufacturing business (textile) within 1/2 mile of site.

4.2  GOVERNMENT REGULATORY/EMERGENCY RESPONSE RECORDS REVIEW

     Following are the pertinent data obtained from the government regulatory/emergency response records:

(1) EPA NPL List - No NPL sites listed in Opp within one-half mile of the study site.

(2) EPA CERCLIS List - No CERCLIS sites listed in Opp within one-half mile of the study site.

(3) EPA HWDMS List - HWDMS lists no sites in Opp within one-half mile of the study site.

(4) Facilities located within one-half mile of the study site which are not currently shown on EPA HWDMS and FINDS Lists that may generate contaminants:

     a.   TOM THUMB AMOCO CONVENIENCE STORE adjacent to southeast corner of site

     b.   INDEPENDENT SERVICE STATION adjacent to southeast corner of site

     c. HELMS OIL CO. (TEXACO DISTRIBUTOR) west of site 1/4 mile on north side of Highway 331 South

     d. FINA OIL CO. DISTRIBUTOR west of site 1/4 mile on south side of Highway 331 South

4.3  AERIAL PHOTOGRAPH REVIEW

     Aerial photographs taken in 1975 on file at the Covington County Mapping Office and photographs taken in 1985 on file at USDA Soil Conservation Service, Andalusia, Alabama, were examined and no indication of any widespread dumping of contaminants was found either on the site or the surrounding property.

4.4  WALKING SURVEY

     The project site is located in the southeast quadrant of U.S. 331 and Perry Store Road in Opp, Alabama. The site generally slopes from east (E1 325) to west (E1-295).

     Proposed for construction is a Winn Dixie and Harco Drugs along with smaller retail shops and associated parking and drive areas. The site is bounded on the east by undeveloped farm land, residential and commercial property. On the south is an Amoco Service Station adjacent to the southwest corner and commercial and residential property. The west is bounded by Highway 331 South and commercial property. On the north is undeveloped land, residential and commercial property. Adjacent to the site at the northwest corner is an independent service station and other small commercial sites. Further to the west is a small textile manufacturing facility as well as two oil company distributors with above ground storage tanks. Our investigation did not indicate the presence of any contamination on the site or on the adjoining property.

5.0  SUMMARY CONCLUSION

     The site location, as described in Section 4.4 above, in Opp, Alabama was evaluated for environmental liabilities in a Phase I Environmental Site Assessment at the request of Mr. Tom Newton of NEWTON DEVELOPMENT CORP., 725 East Main Street, Prattville, Alabama. The evaluation was accomplished by maps, aerial photographs, historical data, by reviewing pertinent environmental regulatory records, personal interviews and a physical inspection of the site and surrounding areas. Our evaluation focused on potential liabilities associated with the past and present usage.

     Personal property owners of adjacent service stations state that there have been no spills on their property and that the underground storage tanks are checked for leaks as directed by ADEM and the tanks are in compliance with current ADEM Regulations.

     Based on this assessment, we have found no evidence to suggest that the subject property or the surrounding properties were used for hazardous waste disposal or for industrial purposes nor that any environmentally regulated or investigated sites have adversely affected the site, thereby making it unnecessary to perform further investigation (Phase II Study).

6.0  QUALIFICATIONS

     Our evaluation of the environmental conditions at this site is based on the previously available information and the data obtained during research and field study. These services have been performed in accordance with generally accepted standards of performance for this level of assessment. Our conclusions are limited to the surface conditions only and the subsurface soil and/or groundwater concerning contamination from hazardous substances are unknown.

     ATL is not responsible for the conclusions or opinions made by others based on the findings of this report.

WINN-DIXIE/HARCO DRUG SHOPPING CENTER                                  PLATE # 1

SITE LOCATION MAP




                               [GRAPHICS OMITTED]
                                  VICINITY MAP

WINN DIXIE/HARCO DRUGS SHOPPING CENTER                                 PLATE # 2

                               [GRAPHICS OMITTED]
                                 [PHOTOGRAPHS}

WINN-DIXIE/HARCO DRUG SHOPPING  CENTER                                 PLATE # 3


                               [GRAPHICS OMITTED]
                             BOREING LOCATION PLAN

                               [GRAPHICS OMITTED]
                                 [PHOTOGRAPHS}

                               [GRAPHICS OMITTED]
                                 [PHOTOGRAPHS}

                               [GRAPHICS OMITTED]
                                 [PHOTOGRAPHS}

                               [GRAPHICS OMITTED]
                                 [PHOTOGRAPHS}

                               LEASE SUMMARY NO. 1

Tenant:                            B.C. Moore & Son's, Inc.

Term:                              15 Years

Area:                              16,900 Sq. Ft.

Renewal Options:                   One, five year option

Minimum Rent:                      $84,500 per year or $5.00 per Sq. Ft.

Percentage Rent:                   2% of gross exceeding breakpoint

Expense Contributions:             Tenant pays pro-rata share of taxes,
                                   insurance, and common area maintenance.

Utilities:                         Paid by tenant

Repairs by Landlord:               Common area and all structural repairs

Repairs by Tenant:                 HVAC, plumbing, electrical, sewage, and
                                   interior repairs

Parking:                           Not less than 4.5 spaces per 1,000 sq.
                                   ft. NRA

Subletting:                        Allowed with written permission from
                                   landlord

Subordination:                     Lease is fully subordinated.

                               LEASE SUMMARY NO. 2

Tenant:                            Harco Drugs, Inc.

Term:                              5 Years

Area:                              8,450Sq. Ft.

Renewal Options:                   Four, five year options

Minimum Rent:                      $63,375 per year or $7.50 per Sq. Ft.

Percentage Rent:                   2% of gross exceeding breakpoint

Expense Contributions:             Tenant pays pro-rata share of taxes,
                                   insurance, and common area maintenance.

Utilities:                         Paid by tenant

Repairs by Landlord:               Common area and all structural repairs

Repairs by Tenant:                 HVAC, plumbing, electrical, sewage, and
                                   interior repairs.

Parking:                           Not less than 4.5 spaces per 1,000 sq. ft.
                                   NRA

Subletting:                        Allowed with written permission from landlord

Subordination:                     Lease is fully subordinated.

                       ASSUMPTIONS AND LIMITING CONDITIONS


1.   COPIES, PUBLICATION, DISTRIBUTION, USE OF REPORT:

     Possession of this report or any copy thereof does not carry with the right of publication, nor may it be used for other than its intended use. The report may not be used for any purpose by any persons or corporation other than the client or the party to whom it is addressed or copied without the written consent of the appraiser, and then only in its entirety.

     Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations efforts, news, sales, or other media, without the written consent and approval of the appraiser, nor may any reference be made in such a public communication to the Appraisal Institute or the MAI designation.

2.   CONFIDENTIALITY:

     The appraiser may not divulge the material (evaluation) contents of the report, analytical findings or conclusions, or give a copy of the report to anyone other than the client or his designee as specified in writing except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement, or by a court of law or body with the power of subpoena.

     This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinion concerning the analysis are set forth in the report and were prepared by the Appraiser whose signature appears on the appraisal report, unless indicated as "Review Appraiser". No change of any item in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The Appraiser and firm shall have no responsibility if any such unauthorized change is made.

3.   INFORMATION USED:

     No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit; all are considered appropriate for inclusion to the best of our factual judgement and knowledge.


                                                  H.J. Porter & Associates, Inc.

4.   TESTIMONY, CONSULTATION, COMPLETION OF CONTRACT FOR APPRAISAL SERVICES:

     The contract for appraisal, consultation or analytical service, are fulfilled and the total fee payable upon completion of the report. The appraiser or those assisting in the preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with client or third parties except under separate and special arrangement and at additional fee.

5.   EXHIBITS:

     The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photos. Site plans are not surveys unless shown from separate surveyor.

6. LEGAL, ENGINEERING, FINANCIAL, STRUCTURAL, OR MECHANICAL NATURE HIDDEN COMPONENTS, SOIL:

     No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor of any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report.

     The legal description is assumed to be correct as used in this report as furnished by the client, his designee, or as derived by the appraiser.

     The appraiser has inspected as far as possible, by observation, the land and the improvements thereon; however it was not possible to personally observe conditions beneath the soil or structural, or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil of the area being appraised firm, however subsidence in the area is unknown. The appraiser does not warrant against this condition or occurrence of problems arising from soil conditions.


                                                  H.J. Porter & Associates, Inc.

     The appraisal is based on there being no hidden, unapparent, or apparent conditions of the property site, subsoil, or responsibility is assumed for any such conditions or for any expertise or engineering to discover them. All mechanical components are assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

7.   RELATING TO THE AMERICAN WITH DISABILITIES ACT:

     The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there is no direct evidence relating to this issue, possible non-compliance with the requirements of ADA in estimating the value of the property has not been considered.

8.   LEGALITY OF USE:

     The appraisal is based on the premise that, there is full compliance with all applicable federal, state and local environmental regulations and laws unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, it is assumed that all required licenses, consents, permits, or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

9.   COMPONENT VALUES:

     The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.


                                                  H.J. Porter & Associates, Inc.

10.  AUXILIARY AND RELATED STUDIES:

     No environmental or impact studies, special market study or analysis, highest and best use analysis study or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraiser reserves the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates, or conclusions upon any subsequent study or analysis or previous study or analysis subsequently becoming known to him.

11.  DOLLAR VALUES, PURCHASING POWER:

     The market value estimated, and the costs used, are as of the date estimate of value. All dollar amounts are based on the purchasing power and price of the dollar as of the date of the value estimate.

12.  INCLUSIONS:

     Furnishings and equipment of business operations except as specifically indicated and typically considered as a part of real estate, have been disregarded with only the real estate being considered in the value estimate unless otherwise state.

13.  PROPOSED IMPROVEMENTS, CONDITIONED VALUE:

     Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purpose of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by the appraiser. In cases of proposed construction, the appraisal is subject to change inspection of property after construction is completed. This estimate of market value is as of the date shown, as proposed, as if completed and operating at levels shown and projected.

14.  VALUE CHANGE, DYNAMIC MARKET, INFLUENCES:

     The estimated market value is subject to change with market changes over time; value is highly related to exposure, time, promotional effort, terms motivation, and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace. The "Estimate of Market Value" in the appraisal report is not based in whole or in part upon the race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.



                                                  H.J. Porter & Associates, Inc.

     In cases of appraisals involving the capitalization of income benefits, the estimate of market value is a reflection of such benefits and appraiser's interpretation of income and yields and other factors derived from general and specific market information. Such estimates are as of the date of the estimate of value; they are thus subject to change if the market is naturally dynamic.

15.  MANAGEMENT OF THE PROPERTY:

     It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management; neither inefficient nor super efficient.

16.  CONTINUING EDUCATION CURRENT:

     The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum of this program are awarded periodic certification. I am currently certified under the Appraisal Institute Voluntary Continuing Education Program.

17.  FEE:

     The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

18.  AUTHENTIC COPIES:

     The authentic copies of this report are signed in blue ink. Any copy that does not have an original signature is unauthorized and may have been altered.

19.  HAZARDOUS MATERIALS:

     Unless otherwise stated in this report, the appraiser signing this report has no knowledge concerning the presence of urea-formaldehyde foam insulation or asbestos containing material in existing improvements; if such materials are present the value of the property may be adversely affected and reappraisal at additional cost necessary to estimate the effects of such material.

20. Unless otherwise noted within the attached report, there are no items of FF&E included in the reported value. Any equipment included with the property in the value are only those items that are considered as an integral part of the realty, even though technically they could be legally considered as personalty.


                                                  H.J. Porter & Associates, Inc.

21.  NOTE:

     ACCEPTANCE OF, AND/OR USE OF, THIS APPRAISAL REPORT CONSTITUTES ACCEPTANCE OF THE ABOVE CONDITIONS.



                                                  H.J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                               GLEN E. HEINZELMAN


CURRENT STATUS

Glen E. Heinzelman is involved in the appraisal of and consulting with owners of income producing real estate. He is an Associate Appraiser with H. J. Porter & Associates, Inc. with offices located at:


                           H. J. Porter & Assoc., Inc.
                           631 Stage Road/P.O. Box 28
                                Auburn, AL 36830
                                  (205)826-8682

                       H. J. Porter & Assoc. of Birmingham
                        #14 Office Park Circle Suite 230
                              Birmingham, AL 35223
                                 (205) 871-3600

                       H. J. Porter & Assoc. of Montgomery
                               235 S. Court Street
                              Montgomery, AL 36104
                                 (205) 262-8331



PROFESSIONAL AFFILIATIONS

Mr. Heinzelman is an MAI candidate for membership in the Appraisal Institute; Candidate No. M-921950.
Alabama Licenced Real Property Appraiser - Certificate No. L12
Georgia Licenced Real Property Appraiser - Certificate No. 6165
Licenced Real Estate Salesperson - State of Alabama

PROFESSIONAL EDUCATION STATUS

These courses include:

Course                         Sponsor                  Location
------                         -------                  --------
Real Estate Appraisal          AIREA                    Arizona State University
Principles
Basic Valuation Procedures     AIREA                    Arizona State University
Capitalization Theory &        AIREA                    Arizona State University
Techniques
Advanced Capitalization        Appraisal Institute      Birmingham, Alabama
USPAP Parts A & B              Appraisal Institute      Birmingham, Alabama
Advanced Applications          Appraisal Institute      Tuscaloosa, Alabama
Report Writing & Valuation     Appraisal Institute      Plano, Texas
Analysis

Mr. Heinzelman has also taken various seminars offered by the AIREA, IR/WA, and others.

PROFESSIONAL EXPERIENCE

The scope of Mr. Heinzelman's experience includes the appraisal of commercial, multi-family residential, industrial, farm, condemnation, special use properties, marketability, feasibility, and reuse analysis, appraisal review, and consulting. Geographic areas of experience include the States of Alabama, Arizona, California, Florida, Georgia, Mississippi, Nevada, and Tennessee. Qualified as expert witness in Federal and Circuit Courts in the States of Arizona, California, and Nevada.



                                                  H.J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                        HOWARD J. PORTER, JR., MAI, CCIM

CURRENT STATUS

Howard J. Porter, Jr., is involved in the appraisal of and consulting with owners of income producing real estate. He is President of H J Porter & Associates, Inc. with offices located at:

                           H. J. Porter & Assoc., Inc.
                           631 Stage Road/P.O. Box 28
                                Auburn, AL 36830
                                  (205)826-8682

                       H. J. Porter & Assoc. of Birmingham
                        #14 Office Park Circle Suite 230
                              Birmingham, AL 35223
                                 (205) 871-3600

                       H. J. Porter & Assoc. of Montgomery
                               235 S. Court Street
                              Montgomery, AL 36104
                                 (205) 262-8331

PROFESSIONAL AFFILIATIONS

Mr. Porter is a member of the Appraisal Institute and holds the MAI Designation (Certificate Number 5924). He has served as a member of the SREA Young Advisory Council (1977 & 1978). He served as President of the Birmingham SREA Chapter #106 (1983) and the Montgomery SREA Chapter #127 as President (1986-1987). He is a Realtor(R) Member and past Vice-President of the Lee County Association of Realtors(R), Lee County, AL. He holds the CCIM designation conferred by the Commercial Investment Real Estate Council of the National Association of Realtors(R). He is a member of the International Right of Way Association (Alabama Chapter #26) and is a panel member of the American Arbitration Association.

PROFESSIONAL EDUCATION STATUS

Mr. Porter has taken courses leading to professional designation as offered by the Appraisal Institute (AIREA) and the Society of Real Estate Appraisers (SREA) now merged as The Appraisal Institute. Additionally, he has credit for courses offered by the Real Estate Securities and Syndication Institute (RESSI) the Urban Land Institute (ULI), and the International Right of Way Association (IR/WA), and the Commercial Investment Real Estate Institute. Mr. Porter has also taken various seminars offered by SREA, AIREA, RESSI, IR/WA, Institute of Real Estate Management, and others.

The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum standards of this program are awarded periodic educational certification. He is currently certified under the Institute's voluntary continuing education program. Mr. Porter is currently a Certified General Real Property Appraiser in Alabama (Certificate #CG51) and a Certified Real Estate Appraiser in Georgia (Certificate #182).

HISTORICAL DATA

Howard J. Porter, Jr., was born in Birmingham, Alabama. He was educated in the Jefferson County School System and graduated from Auburn University. His major fields of study were Economics and Finance with a B.S. Degree in Business Administration.


                                                  H.J. Porter & Associates, Inc.

PROFESSIONAL QUALIFICATIONS OF HOWARD J. PORTER, JR.

Mr. Porter has been a licensed Real Estate Broker in Alabama since 1972 and is a Realtor(R) Member of the Lee County Association of Realtors(R). From 1974 through 1983 he was involved with appraisals, market research, syndication and consulting on various types of real estate. From 1983 through 1985 he was President of a regionally active development company headquartered in Auburn, Alabama. In 1985, H.J. Porter & Associates, Inc. was re-established in Auburn, Alabama with affiliate offices in Birmingham and Montgomery, Alabama.

He has taught college level courses on appraisal principles and practices and USPAP, has served as an adjunct faculty member in the Auburn University Department of Community Planning, and is an appraisal instructor for the International Right of Way Association. He also has given talks to various real estate related groups throughout Alabama. Mr. Porter has developed, constructed, owned, and managed investment real estate for his own and affiliated partnership's account.

              REPRESENTATIVE APPRAISAL/CONSULTING CLIENTS INCLUDE:

Governmental                                       Corporate
------------                                       ---------

U. S. Internal Revenue Service                     Chrysler Realty Corp.
Jefferson County, AL                               McDonald's Corporation
Montgomery County, AL                              Norfolk Southern Railroad
State of Alabama DOT                               South Central Bell
U.S. Government Services Admin.                    Diversified Products
                                                   Corporation
U.S. Department of the Interior                    INOUE SAKAE Co. (Japan)
U.S. Postal Service                                TIME/LIFE Corporation
Farmers Home Administration                        Baptist Medical Center
                                                   (B'ham)
Birmingham Airport Authority                       Alabama Power Company
Auburn University                                  Southern Natural Gas
State of Alabama Department of Revenue

Lenders                                            Development
-------                                            -----------

South Trust Bank                                   Colonial Properties, Inc.
Federal National Mortgage Association              Helms-Roark Development
New York Life Insurance Co.                        Beisel-Moss Development
Provident Mutual Life                              Shannon, Strobel & Weaver
Washington Mortgage Financial                      Polar-BEK, Inc.
Columbus Bank & Trust Co.                          Southern Investment
                                                   Properties
1st Interstate Mortgage (Chicago)                  McWhorter & Co.
Nations Bank
AmSouth Bank
First Union Bank

Mr. Porter has appeared as an expert witness in Federal Court and Circuit Courts in various Alabama counties. He has served as a Probate Commissioner for the Jefferson County and Lee County Probate Courts.



                                                  H.J. Porter & Associates, Inc.

================================================================================
                                STATE OF ALABAMA

                                     [SEAL]


                             This is to certify that


                               GLEN E. HEINZELMAN


              having given satisfactory evidence of the necessary
          qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a


                        LICENSED REAL PROPERTY APPRAISER


                 With all the rights, privileges and obligations
                              appurtenant thereto.



LICENSE NUMBER:  L00012                     /s/Illegible      Executive Director
EXPIRATION DATE: SEPT. 30,1997              ALABAMA REAL ESTATE APPRAISERS BOARD
================================================================================

================================================================================
                                STATE OF ALABAMA

                                     [SEAL]


                             This is to certify that


                             HOWWARD J. PORTER, JR.


              having given satisfactory evidence of the necessary
          qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a


                        LICENSED REAL PROPERTY APPRAISER


                 With all the rights, privileges and obligations
                              appurtenant thereto.



LICENSE NUMBER:  L00012                     /s/Illegible      Executive Director
EXPIRATION DATE: SEPT. 30,1997              ALABAMA REAL ESTATE APPRAISERS BOARD
================================================================================